                                                                  EXHIBIT 4.9(a)

                                                              S&S DRAFT 12/17/00



   Initial Maximum Principal Amount of Lessor Notes Secured for Purposes of
               Section 7-102 of the Real Property Article of the
                    Maryland Annotated Code: $  ___________

================================================================================

                         INDENTURE OF TRUST, MORTGAGE


                            AND SECURITY AGREEMENT


                                     (L1)


                         Dated as of December 19, 2000


                                    between


                               DICKERSON OL1 LLC


                                      and


                      STATE STREET BANK AND TRUST COMPANY
                     OF CONNECTICUT, NATIONAL ASSOCIATION,


                          as Lease Indenture Trustee

================================================================================

                     Dickerson Base-Load Units 1, 2 and 3
                     Coal-Fired Electric Generating Units
                  Land Located in Montgomery County, Maryland

                               TABLE OF CONTENTS

                                                                                             Page
SECTION 1.     DEFINITIONS................................................................    6

SECTION 2.     THE LESSOR NOTES...........................................................    6

     Section 2.1    Limitation on Lessor Notes............................................    6

     Section 2.2    Initial Lessor Notes..................................................    7

     Section 2.3    Execution and Authentication of Lessor Notes..........................    7

     Section 2.4    Issuance and Terms of the Initial Lessor Notes........................    7

     Section 2.5    Payments from Indenture Estate Only; No Personal Liability of the
                    Owner Lessor, the Owner Participant or the Lease Indenture
                    Trustee...............................................................    8

     Section 2.6    Method of Payment.....................................................    9

     Section 2.7    Application of Payments...............................................   10

     Section 2.8    Registration, Transfer and Exchange of Lessor Notes...................   10

     Section 2.9    Mutilated, Destroyed, Lost or Stolen Lessor Notes.....................   11

     Section 2.10   Optional Purchase upon Lease Event of Default.........................   11

     Section 2.11   Redemption of Lessor Notes............................................   12

     Section 2.12   Assumption of Lessor Notes............................................   14

     Section 2.13   Subsequent Lessor Notes...............................................   16

     Section 2.14   Payment of Expenses on Transfer.......................................   17

     Section 2.15   Restrictions of Transfer Resulting from Federal Securities Laws;
                    Legend................................................................   17

     Section 2.16   Security for and Parity of Lessor Notes...............................   18

     Section 2.17   Acceptance of the Lease Indenture Trustee.............................   18

SECTION 3.     RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME

               FROM INDENTURE ESTATE......................................................    18

     Section 3.1    Distribution Prior to Lease Indenture Event of Default................    18

     Section 3.2    Payments Following Event of Loss or Other Early Termination...........    19

     Section 3.3    Payments After Lease Indenture Event of Default.......................    20

     Section 3.4    Certain Payments......................................................    21

     Section 3.5    Other Payments........................................................    22

     Section 3.6    Manner of Payment to the Owner Lessor.................................    22

     Section 3.7    Investment of Amounts Held by Lease Indenture Trustee.................    23

     Section 3.8    Establishment of the Lease Indenture Trustee's Account; and Lien
                    and Security Interest; Etc............................................    23

     Section 3.9    The Account Bank; Limited Rights of the Owner Lessor..................    24

SECTION 4.     COVENANTS OF THE OWNER LESSOR; LEASE INDENTURE
               EVENTS OF DEFAULT; REMEDIES................................................    26

     Section 4.1    Covenants of the Owner Lessor.........................................    26

     Section 4.2    Lease Indenture Events of Default.....................................    27

     Section 4.3    Certain Rights to Cure................................................    28

     Section 4.4    Remedies..............................................................    30

     Section 4.5    Taking Possession of Indenture Estate.................................    32

     Section 4.6    Remedies Cumulative...................................................    34

     Section 4.7    Discontinuance of Proceedings.........................................    34

     Section 4.8    Waiver of Past Defaults...............................................    34

     Section 4.9    Waiver of Stay, Extension, Moratorium Laws; Equity of
                    Redemption............................................................    34

     Section 4.10   No Action Contrary to the Facility Lessee's Rights Under the
                    Facility Lease........................................................    35

SECTION 5.     DISCLAIMER OF REPRESENTATIONS; NO SEGREGATION OF

               MONEYS; FURTHER ASSURANCES; CERTAIN RIGHTS.................................    35

     Section 5.1    No Representations or Warranties as to the Property Interest..........    35

     Section 5.2    No Segregation of Moneys; No Interest.................................    36

     Section 5.3    Further Assurances; Financing Statements..............................    36

     Section 5.4    Certain Rights of Owner Lessor and Owner Participant..................    36

SECTION 6.     SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE
               AND OTHER DOCUMENTS........................................................    39

     Section 6.1    Supplements and Amendments to this Indenture and the Other
                    Documents:............................................................    39

     Section 6.2    Documents Furnished to Holders........................................    41

     Section 6.3    Lease Indenture Trustee Protected.....................................    41

SECTION 7.     MISCELLANEOUS..............................................................    42

     Section 7.4    Termination of Indenture..............................................    42

     Section 7.2    Governing Law; Counterparts...........................................    42

     Section 7.3    No Legal Title to Indenture Estate in Holders.........................    43

     Section 7.4    Sale of Indenture Estate by Lease Indenture Trustee Is Binding........    43

     Section 7.5    Indenture for Benefit of the Owner Lessor, the Owner Participant,
                    any OP Guarantor, the Facility Lessee and the Holders.................    43

     Section 7.6    Notices...............................................................    43

     Section 7.7    Severability..........................................................    44

     Section 7.8    No Oral Modifications or Continuing Waivers...........................    44

     Section 7.9    Successors and Assigns................................................    44

     Section 7.10   Headings..............................................................    44

     Section 7.11   Normal Commercial Relations...........................................    44

     Section 7.12   Waiver of Setoff......................................................    45

     Section 7.13   Concerning the Owner Manager..........................................    45

     Section 7.14   Required Holders; Etc.................................................    45

     Section 7.15   The Lease Indenture Trustee...........................................    45

     Section 7.16   Maximum Secured Obligations...........................................    51

     Section 7.17.........................................................................    52

Exhibits

     Exhibit A      Description of Facility
     Exhibit B      Description of Facility Site
     Exhibit C      Form of Initial Lessor Notes
     Exhibit D      Form of Certificate of Authentication

Schedule

     Schedule I     Terms of Initial Lessor Notes
     Schedule II    Lease Indenture Trustee's Account Number

                                                                  EXHIBIT 4.9(a)

            INDENTURE OF TRUST, MORTGAGE AND SECURITY AGREEMENT(L1)

     This INDENTURE OF TRUST, MORTGAGE AND SECURITY AGREEMENT (L1) (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Indenture"), dated as of December 19, 2000, between
                         ---------
DICKERSON OL1 LLC, a Delaware limited liability company created for the benefit of the Owner Participant referred to below, as grantor (the "Owner Lessor"), and
                                                             ------------
STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as grantee (the "Lease Indenture Trustee").
              -----------------------

                                  WITNESSETH:

     WHEREAS, the Owner Lessor and Southern Energy Mid-Atlantic, LLC (the "Facility Lessee") will enter into that certain Facility Lease Agreement (L1), dated as of December 19, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the "Facility
                                                                  --------
Lease"), pursuant to which the Owner Lessor will lease to the Facility Lessee
-----
and the Facility Lessee will lease from the Owner Lessor for a term of years the Owner Lessor's undivided interest equal to the Undivided Interest Percentage in and to the Dickerson base-load units 1, 2 and 3 (the "Facility") with the right
                                                      --------
to nonexclusive possession thereof (the "Undivided Interest");
                                         ------------------

     WHEREAS, the Facility Lessee will lease a corresponding interest equal to the Undivided Interest Percentage in and to the Facility Site with the right to nonexclusive possession thereof and will grant certain non-exclusive easements (such undivided leasehold interest, together with such non-exclusive easements, the "Ground Interest") to the Owner Lessor and the Owner Lessor simultaneously
     ---------------
therewith will sublease the Ground Interest back to the Facility Lessee;

     WHEREAS, the Facility is more particularly described in Exhibit A attached hereto and made a part hereof and is located on the Facility Site, which, together with certain easements, are more particularly described in Exhibit B attached hereto and made a part hereof;

     WHEREAS, the Owner Lessor was authorized and directed in the LLC Agreement
(L1), effective as of December 15, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the "Lessor LLC Agreement"), between Wilmington Trust Company, as independent
 --------------------
manager, and SEMA OP3 LLC (the "Owner Participant"), a copy of which is recorded
                                -----------------
contemporaneously herewith, to execute and deliver this Indenture and the Short Form Indenture;

     WHEREAS, in connection with the transactions contemplated by the Lessor LLC Agreement, the Owner Lessor entered into the Participation Agreement;

     WHEREAS, the Owner Lessor, pursuant to the Facility Deed and Bill of Sale, will purchase the Undivided Interest from Potomac Electric Power Company ("Pepco") and concurrently therewith will lease such Undivided Interest to the
  -----
Facility Lessee pursuant to the Facility Lease;

     WHEREAS, in accordance with this Indenture, the Owner Lessor will execute and deliver the Initial Lessor Notes, the proceeds of which will be used by the Owner Lessor to finance a portion of the Purchase Price, and will grant to the Lease Indenture Trustee the liens and security interests herein provided;

     WHEREAS, this Indenture is regarded as a mortgage under the laws of the State of Maryland and as a security agreement under the Uniform Commercial Code of the State of New York; and

     WHEREAS, the Owner Lessor and the Lease Indenture Trustee desire to enter into this Indenture, to, among other things, provide for (a) the issuance by the Owner Lessor of the Lessor Notes, and (b) the conveyance and assignment by the Owner Lessor to the Lease Indenture Trustee, as part of the Indenture Estate, of the Undivided Interest, the Ground Interest, the Owner Lessor's interest as tenant under the Facility Site Lease, the Owner Lessor's interest as landlord and sublandlord under the Facility Lease and the Facility Site Sublease, respectively, the Owner Lessor's interest under the Participation Agreement and all payments and other amounts received or receivable hereunder or thereunder in accordance herewith (excluding Excepted Payments and except as otherwise provided herein or therein) as security for, inter alia, the Owner Lessor's obligations to and for the benefit of the Holders and for the benefit and security of such Holders.

                               GRANTING CLAUSE:

     NOW, THEREFORE, to secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, the Lessor Notes from time to time outstanding hereunder, which Lessor Notes are secured in the initial maximum principal amount of $_______ for purposes of Section 7-102 of the Real Property Article of the Maryland Annotated Code, all other amounts owing hereunder by the Owner Lessor and the performance and observance by the Owner Lessor of all the agreements, covenants and provisions contained in the Operative Documents, and the prompt payment of all amounts from time to time due or to become due from the Owner Lessor to the Lease Indenture Trustee or the Holders under any of the Operative Documents (collectively, the "Lessor Secured
                                                                 --------------
Obligations"), and for the uses and purposes and subject to the terms and
-----------
provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Lessor Notes by the Holders thereof, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner Lessor does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and warrant, unto and for the security and benefit of, the Lease Indenture Trustee acting for and on behalf of itself and the Holders from time to time, a first priority security interest in and mortgage lien on all estate, right, title and interest now held or hereafter acquired by the Owner Lessor in, to and under the following described property, rights, interests and privileges, whether now or hereafter acquired, other than Excepted Payments (such property, rights, interests and privileges as are conveyed pursuant to this granting clause, but excluding Excepted Payments and the rights to enforce and collect the sums as set forth herein, being hereinafter referred to as the "Indenture Estate"):
                                ----------------

          (1) the Undivided Interest, the Owner Lessor's interest in any Components; the Owner Lessor's interest in any Improvements; the Facility Site Lease and the Ground

     Interest thereunder; the Facility Lease and all payments of any kind by the Facility Lessee thereunder (including Rent); the Facility Site Sublease and the Sublease Ground Interest thereunder and all payments of any kind by the Facility Lessee thereunder; Owner Lessor's interest in all tangible property located on or at or attached to the Facility Land that an interest in such tangible property arises under applicable real estate law ("fixtures"); the Facility Deed, the Bill of Sale, the Ownership and
       --------
     Operation Agreement, the Shared Facilities Agreement, the Qualifying Credit Support, the Conditional Indemnity Agreement, the Indemnity Mortgage and all and any interest in any property now or hereafter granted to the Owner Lessor pursuant to any provision of the Facility Site Lease, Facility Lease or the Facility Site Sublease; and each other Operative Document to which the Owner Lessor is a party (the Undivided Interest, the Owner Lessor's interest in any Components, the Owner Lessor's interest in any fixtures, Improvements and the Ground Interest are collectively referred to as the "Property Interest" and the documents specifically referred to above in
      -----------------
     this paragraph (1) are collectively referred to as the "Indenture Estate
                                                             ----------------
     Documents"), including, without limitation, (x) all rights of the Owner
     ---------
     Lessor or the Facility Lessee (to the extent assigned by the Facility Lessee to the Owner Lessor) to receive any payments or other amounts or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to make any demand or to take any other action under or in respect of any such document, to accept surrender or redelivery of the Property Interest or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Lessor or the Facility Lessee (to the extent assigned by the Facility Lessee to the Owner Lessor), whether acting under any such document or by statute or at law or in equity or otherwise, arising out of any Lease Default or Lease Event of Default and (y) any right to restitution from the Facility Lessee, any sublessee or any other Person in respect of any determination of invalidity of any such document;

          (2) all rents, royalties, issues, profits, revenues, proceeds, damages, claims and other income from the property described in this Granting Clause, including, without limitation, all payments or proceeds payable to the Owner Lessor as the result of the sale of the Property Interest or the lease or other disposition of the Property Interest, and all estate, right, title and interest of every nature whatsoever of the Owner Lessor in and to such rents, issues, profits, revenues and other income and every part thereof (the "Revenues");
                                         --------

          (3) all condemnation proceeds with respect to the Property Interest or any part thereof (to the extent of the Owner Lessor's interest therein), and all proceeds (to the extent of the Owner Lessor's interest therein) of all insurance maintained pursuant to Section 11 of the Facility Lease or otherwise;

          (4) all other property of every kind and description and interests therein now held or hereafter acquired by the Owner Lessor pursuant to the terms of any Operative Document, wherever located;

          (5) all damages resulting from breach (including, without limitation, breach of warranty or misrepresentation) or termination of any of the Indenture Estate

     Documents or arising from bankruptcy, insolvency or other similar proceedings involving any party to the Indenture Estate Documents; and

          (6)  all proceeds of the foregoing;

     BUT EXCLUDING from the Indenture Estate all Excepted Payments, any and all rights to enforce and collect the same, and SUBJECT TO the rights of the Owner Lessor and the Owner Participant hereunder.

     Concurrently with the delivery hereof, the Owner Lessor is delivering to the Lease Indenture Trustee on behalf of itself and the other Holders from time to time the original executed counterpart of the Facility Lease to which a chattel paper receipt is attached.

     TO HAVE AND TO HOLD the Indenture Estate and all parts, rights, members and appurtenances thereof, to the use, benefit and on behalf of the Lease Indenture Trustee and the successors and permitted assigns of the Lease Indenture Trustee
(a) in fee simple, forever, as to all parts thereof constituting real property other than the Ground Interest, and (b) with respect to the Ground Interest, for a term of years pursuant to the Facility Site Lease.

     This Indenture is intended to constitute a mortgage under the laws of the State of Maryland and a security agreement as required under the Uniform Commercial Code of the State of New York. This Indenture is given to secure the payment and performance of the Lessor Secured Obligations.

     PROVIDED, HOWEVER, that if the principal, interest and any other amounts due in respect of all the Lessor Notes, all other amounts due the Holders at the time and in the manner required hereby and by the Lessor Notes, the Facility Lease and the Participation Agreement (but not including Excepted Payments) and any other Lessor Secured Obligations shall have been paid, then this Indenture shall be surrendered and cancelled and upon such surrender and cancellation the rights hereby and thereby granted and assigned shall terminate and cease and the Lease Indenture Trustee shall take such actions as are required to be taken by it pursuant to and as directed under Section 7.1.

     Subject to the terms and conditions hereof, the Owner Lessor does hereby irrevocably constitute and appoint the Lease Indenture Trustee the true and lawful attorney of the Owner Lessor (which appointment is coupled with an interest) with full power (in the name of the Owner Lessor or otherwise) to ask, require, demand and receive any and all moneys and claims for moneys (in each case, including, without limitation, insurance and requisition proceeds to the extent of the Owner Lessor's interest therein but excluding in all cases Excepted Payments) due and to become due under or arising out of the Indenture Estate Documents and all other property which now or hereafter constitutes part of the Indenture Estate and, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings (other than in connection with the enforcement or collection of Excepted Payments) which the Lease Indenture Trustee may deem to be necessary or advisable. Pursuant to the Facility Lease, the Facility Lessee is directed to make all payments of Rent required to be paid or deposited with the Owner Lessor (other than Excepted Payments) and all other amounts which are required to be paid to or deposited with the Owner Lessor pursuant to the Facility Lease (other than Excepted Payments) directly to the Lease Indenture Trustee at such address or addresses as the Lease Indenture Trustee shall specify, for application as provided in this Indenture. Further, the Owner Lessor agrees that promptly on receipt thereof, it will transfer to the Lease Indenture Trustee any and all moneys from time to time received by it constituting part of the Indenture Estate, whether or not expressly referred to in the immediately preceding sentence, for distribution pursuant to this Indenture.

     It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Lessor shall remain liable under the Indenture Estate Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Lease Indenture Trustee and the Holders shall have no obligation or liability under any term or provision thereof by reason of or arising out of the assignment hereunder, nor shall the Lease Indenture Trustee or the Holders be required or obligated in any manner, except as herein expressly provided, to perform or fulfill any obligations of the Owner Lessor under or pursuant to any of the Indenture Estate Documents to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     The Owner Lessor agrees that at any time and from time to time, upon the written request of the Lease Indenture Trustee (acting on the instruction of any Holder) or any Holder, the Owner Lessor will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents necessary to obtain the full benefits of the assignment hereunder and of the rights and powers herein granted; provided,
                                                                  --------
however, that the Owner Lessor shall have no obligation to execute or deliver or
-------
to cause to be executed or delivered any further instruments or documents that would give the Lease Indenture Trustee or the Holders greater rights and powers than the rights and powers of the Owner Lessor which have been granted herein or intended to be granted herein.

     The Owner Lessor does hereby warrant and represent that it has not assigned, pledged or granted a lien or security interest in, to or under, and hereby covenants that, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to Section 7.1 hereof, it will not assign, pledge or grant a lien or security interest in any of its estate, right, title or interest in, to or under, the Indenture Estate to anyone other than the Lease Indenture Trustee for the benefit of the Holders. The Owner Lessor hereby further covenants that with respect to its estate, right, title and interest in, to or under the Indenture Estate, it will not, except as provided in this Indenture and except as to Excepted Payments, (i) accept any payment from the Facility Lessee or any sublessee or enter into any agreement amending, modifying or supplementing any of the Indenture Estate Documents, execute any waiver or modification of, or consent under, the terms of any of the Indenture Estate Documents or revoke or terminate any of the Indenture Estate Documents, (ii) settle or compromise any claim arising under any of the Indenture Estate Documents, or (iii) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Indenture Estate Documents to arbitration thereunder.

     Except as provided herein, the Owner Lessor hereby ratifies and confirms its obligations under the Indenture Estate Documents and does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of any of the Indenture Estate Documents or of any of the rights created by any such Indenture Estate Document or the assignment (subject to the previous paragraph) hereunder.

     The Lease Indenture Trustee, for itself and its successors and permitted assigns, hereby agrees that it shall hold the Indenture Estate, in trust for the benefit and security of (i) the Holders of the Lessor Notes from time to time outstanding, without any priority of any one Lessor Note over any other except as herein otherwise expressly provided and (ii) the Lease Indenture Trustee, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

     Accordingly, the Owner Lessor, for itself and its successors and permitted assigns, agrees that all Lessor Notes are to be issued and delivered and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Owner Lessor, for itself and its successors and permitted assigns, hereby covenants and agrees with the Lease Indenture Trustee, for the benefit and security of the Holders from time to time of the Lessor Notes from time to time outstanding and to protect the security of this Indenture, and the Lease Indenture Trustee agrees to accept the trusts and duties hereinafter set forth, as follows:

SECTION 1.     DEFINITIONS

     Unless otherwise defined herein (including Annex A hereto), each capitalized term used in this Indenture and not otherwise defined herein shall have the respective meaning set forth in Appendix A to the Participation Agreement (L1) dated as of December 18, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the "Participation Agreement") among the Facility Lessee, the Owner Manager, the
     -----------------------
Owner Lessor, the Owner Participant, the Lease Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustees, unless the context hereof shall otherwise require. The general provisions of Appendix A to the Participation Agreement shall apply to terms used in this Indenture and specifically defined herein.

SECTION 2.     THE LESSOR NOTES

     Section 2.1    Limitation on Lessor Notes

     No Lessor Notes may be issued under the provisions of, or become secured by, this Indenture except in accordance with the provisions of this Section 2. The aggregate principal amount of the Lessor Notes which may be authenticated and delivered and outstanding at any one time under this Indenture shall be limited to the aggregate principal amount of the Initial Lessor Notes issued on the Closing Date to the Pass Through Trustees plus the aggregate principal amount of Additional Lessor Notes issued pursuant to Section 2.13 hereof.

     Section 2.2    Initial Lessor Notes

     There are hereby created and established hereunder three series of Lessor Notes consisting of the Series A Lessor Notes, the Series B Lessor Notes and the Series C Lessor Notes, each in substantially the form set forth in Exhibit C to this Indenture and each such series in the aggregate principal amount, having installments payable on the dates and in the amounts and having the final maturity date and interest rate set forth in Schedule I to this Indenture (respectively, the "Series A Lessor Notes", the "Series B Lessor Notes" and the
                    ---------------------        ---------------------
"Series C Lessor Notes", collectively, the "Initial Lessor Notes" or,
 ---------------------                      --------------------
individually, an "Initial Lessor Note").  If the Initial Lessor Notes are
                  -------------------
initially issued after December 31, 2000, the amount of principal installments payable on each Payment Date may be adjusted at such time of issuance but such adjustment shall not (a) change the average life of the Series A Certificates issued under the Pass Through Trust Agreement A between SEMA and the Pass Through Trustee, (b) increase the average life of the Series B Certificates or Series C Certificates issued under the Pass Through Trust Agreement B and Pass Through Trust Agreement C, respectively, between SEMA and the Pass Through Trustee, by more than 0.5 years or (c) extend the final maturity date of any Initial Lessor Note.

     Section 2.3    Execution and Authentication of Lessor Notes

     Each Lessor Note issued hereunder shall be executed and delivered on behalf of the Owner Lessor by one of its authorized signatories, be in fully registered form, be dated the date of original issuance of such Lessor Note and be in denominations of not less than $1,000. Any Lessor Note may be signed by a Person who, at the actual date of the execution of such Lessor Note, is an authorized signatory of the Owner Lessor although at the nominal date of such Lessor Note such Person may not have been an authorized signatory of the Owner Lessor. No Lessor Note shall be secured by or be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication substantially in the form set forth in Exhibit D to this Indenture (or in the appropriate form provided for in any supplement hereto executed pursuant to Section 2.13 hereof), executed by the Lease Indenture Trustee by the manual signature of one of its authorized officers, and such certificate upon any Lessor Note shall be conclusive evidence that such Lessor Note has been duly authenticated and delivered hereunder. The Lease Indenture Trustee shall authenticate and deliver the Initial Lessor Notes for original issue in the respective aggregate principal amounts specified in
Schedule I to this Indenture, upon a written order of the Owner Lessor signed on its behalf by the Owner Manager. The Lease Indenture Trustee shall authenticate and deliver Subsequent Lessor Notes, upon a written order of the Owner Lessor executed on its behalf by the Owner Manager and satisfaction of the conditions specified in Section 2.13 hereof. Such order shall specify the principal amount of the Subsequent Lessor Notes to be authenticated and the date on which the original issue of Subsequent Lessor Notes is to be authenticated.

     Section 2.4    Issuance and Terms of the Initial Lessor Notes

     (a) There shall be issued to each Pass Through Trustee the related Initial Lessor Note, dated the Closing Date. The aggregate amount of the Initial Lessor Notes shall be in the principal amount equal to the aggregate principal amount of the Lessor Notes purchased by the

Pass Through Trustees from the Owner Lessor pursuant to Section 2.1(c) of the Participation Agreement.

     (b) The principal of each series of Initial Lessor Notes shall be due and payable in installments on the respective dates (each such date a "Payment
                                                                   -------
Date") and in the respective amounts set forth in Schedule I to this Indenture.
----
Such Schedule I hereto to the contrary notwithstanding, the last installment of principal of each Initial Lessor Note shall be equal to the then unpaid balance of the principal of such Initial Lessor Note. Each Initial Lessor Note shall bear interest on the principal from time to time outstanding, from and including the date of issuance thereof (computed on the basis of a 360-day year of twelve 30-day months) until paid in full at the rate set forth in such Initial Lessor Note and Schedule I hereto. Each Initial Lessor Note shall accrue additional interest under the circumstances and at the rate per annum set forth in the third paragraph of each Initial Lessor Note. Interest on each Initial Lessor Note shall be due and payable in arrears semi-annually commencing on June 30, 2001, and on each June 30 and December 30 thereafter (each such date, an "Interest Payment Date") until paid in full. If any day on which principal,
 ---------------------
premium (including, without limitation, Make-Whole Premium), if any, or interest on the Initial Lessor Notes is payable is not a Business Day, payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due.

     (c) Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and, to the extent permitted by Requirements of Law, on overdue interest or Make-Whole Premium shall be paid on demand at the Overdue Rate.

     Section 2.5 Payments from Indenture Estate Only; No Personal Liability of the Owner Participant or the Lease Indenture Trustee

     Except as may otherwise specifically be provided in this Indenture or in the Participation Agreement, all payments to be made by the Lease Indenture Trustee in respect of the Lessor Notes or under this Indenture shall be made only from the Indenture Estate, and the Owner Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 hereof, and the Owner Participant shall not have any obligation for payments in respect of the Lessor Notes or under this Indenture. The Lease Indenture Trustee and each Holder, by its acceptance thereof, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Lease Indenture Trustee or such Holder, as the case may be, as herein provided and that, except as expressly provided in this Indenture or the Participation Agreement, (x) none of the Owner Participant, the Equity Investor, the Trust Company or the Lease Indenture Trustee, or any Affiliate of any thereof, shall be personally liable to such Holder or the Lease Indenture Trustee for any amounts payable hereunder, under such Lessor Note or for any performance to be rendered under any Indenture Estate Document or for any liability under any Indenture Estate Document, and
(y) such amounts shall be non-recourse to the assets of each of the Owner Participant, the Equity Investor, the Trust Company or the Lease Indenture Trustee, or any Affiliate of any thereof. Without prejudice to the foregoing, the Owner Lessor will duly and punctually pay or cause to be paid the principal of, premium (including, without limitation, Make-Whole Premium), if any, and interest on all Lessor Notes according to their terms and the terms of this Indenture. Nothing contained in this Section 2.5 limiting the liability of the Owner Lessor shall derogate from the right of the Lease Indenture Trustee and the Holders to proceed against the Indenture Estate to secure and enforce all payments and obligations due hereunder and under the Indenture Estate Documents and the Lessor Notes.

     In the event the Lease Indenture Trustee shall not receive the full amount of interest, principal and Make-Whole Premium due on the Initial Lessor Notes on any Interest Payment Date or Payment Date, the Lease Indenture Trustee shall make a demand under the Qualifying Credit Support in accordance with the terms thereof for an amount equal to the lesser of the amount of such deficiency and the amount available under the Qualifying Credit Support. The Lease Indenture Trustee shall make such other demand under the Qualifying Credit Support as may be permitted thereunder.

     In furtherance of the foregoing, to the fullest extent permitted by law, each Holder (and each assignee of such Person), by its acceptance thereof, agrees, as a condition to its being secured under this Indenture, that neither it nor the Lease Indenture Trustee will exercise any statutory right to negate the agreements set forth in this Section 2.5.

     Nothing herein contained shall be interpreted as affecting the representations, warranties or agreements of the Owner Lessor expressly made in its individual capacity set forth in the Participation Agreement or the Lessor LLC Agreement.

     Section 2.6    Method of Payment

     (a) The Owner Lessor shall maintain an office or agency where Lessor Notes may be presented for payment (the "Paying Agent"). The Owner Lessor may
                                   ------------
have one or more additional paying agents.  The term "Paying Agent" includes any
                                                      ------------
additional paying agent. The Owner Lessor initially appoints the Lease Indenture Trustee as Paying Agent in connection with the Lessor Notes.

     (b) The Owner Lessor shall deposit with the Lease Indenture Trustee a sum sufficient to pay such principal and interest when so becoming due. The Owner Lessor shall require each Paying Agent (other than the Lease Indenture Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Lease Indenture Trustee all money held by the Paying Agent for the payment of principal of or interest on the Lessor Notes and shall notify the Lease Indenture Trustee of any default by the Owner Lessor in making any such payment.

     (c) The principal of, premium (including, without limitation, Make-Whole Premium), if any, and interest on each Lessor Note shall be paid by the Lease Indenture Trustee in Dollars from amounts available in the Indenture Estate on the dates provided in the Lessor Notes by mailing a check for such amount, payable in New York Clearing House funds, to each Holder at the last address of each such Holder appearing on the Note Register, or by whichever of the following methods shall be specified by notice from a Holder to the Lease Indenture Trustee: (i) by crediting the amount to be distributed to such Holder to an account maintained by such Holder with the Lease Indenture Trustee, (ii) by making such payment to such Holder in immediately available funds at the Lease Indenture Trustee Office, or (iii) in the case of the Initial Lessor Notes and, in the case of other Lessor Notes, if such Holder of such other Lessor Notes is the Pass Through Trustee, or a bank or other institutional investor, by transferring such amount in immediately available funds for the account of such Holder to the banking institution having bank wire transfer facilities as shall be specified by such Holder, such transfer to be subject to telephonic confirmation of payment. Any payment made under any of the foregoing methods shall be made without any presentment or surrender of such Lessor Note, unless otherwise specified by the terms of such Lessor Note, except that, in the case of the final payment in respect of any Lessor Note, such Lessor Note shall be surrendered to the Lease Indenture Trustee for cancellation after such payment. All payments in respect of the Lessor Notes shall be made as soon as practicable prior to the close of business on the date the amounts to be distributed by the Lease Indenture Trustee are actually received by the Lease Indenture Trustee. One or more of the foregoing methods of payment may be specified in a Lessor Note. Prior to due presentment for registration of transfer of any Lessor Note, the Owner Lessor and the Lease Indenture Trustee may deem and treat the Person in whose name any Lessor Note is registered on the Note Register as the absolute owner and holder of such Lessor Note for the purpose of receiving payment of all amounts payable with respect to such Lessor Note and for all other purposes, and neither the Owner Lessor nor the Lease Indenture Trustee shall be affected by any notice to the contrary. All payments made on any Lessor Note in accordance with the provisions of this Section 2.6 shall be valid and effective to satisfy and discharge the liability on such Lessor Note to the extent of the sums so paid and neither the Lease Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

     Section 2.7    Application of Payments

     Each payment on any outstanding Lessor Note shall be applied, first, to the
                                                                   -----
payment of accrued interest (including interest on overdue principal and, to the extent permitted by Requirements of Law, overdue interest) on such Lessor Note to the date of such payment, second, to the payment of the principal amount of,
                             ------
and premium (including, without limitation, Make-Whole Premium), if any, on such Lessor Note then due (including any overdue installments of principal) thereunder and third, to the extent permitted by Section 2.11 hereof, the
               -----
balance, if any, remaining thereafter, to the payment of the principal amount of, and premium (including, without limitation, Make-Whole Premium), if any, on such Lessor Note. The order of application of payments prescribed by this
Section 2.7 shall not be deemed to supersede any provision of Section 3 hereof regarding application of funds.

     Section 2.8    Registration, Transfer and Exchange of Lessor Notes

     The Owner Lessor shall maintain an office or agency where Lessor Notes may be presented for registration of transfer or for exchange (the "Registrar").
                                                                ---------
The Registrar shall keep a register of the Lessor Notes and of their transfer and exchange. The Owner Lessor may have one or more co-registrars. The Owner Lessor initially appoints the Lease Indenture Trustee as Registrar in connection with the Lessor Notes. The Lease Indenture Trustee shall maintain at the Lease Indenture Trustee Office a register in which it will provide for the registration, registration of transfer and exchange of Lessor Notes (such register being referred to herein as the "Note Register"). If any Lessor Note
                                          -------------
is surrendered at said office for registration of transfer or exchange (accompanied by a written instrument of transfer duly executed by or on behalf of the holder thereof, together with the amount of any applicable transfer taxes), the Owner Lessor will execute and the Lease Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, if any, one or more new Lessor Notes (subject to the limitations specified in Sections 2.3 and 2.15 hereof) in any denomination or denominations not prohibited by this Indenture, as requested by the Person surrendering the Lessor Note, dated the same date as the Lessor Note so surrendered and of like tenor and aggregate unpaid principal amount. Any Lessor Note or Lessor Notes issued in a registration of transfer or exchange shall be entitled to the same security and benefits to which the Lessor Note or Lessor Notes so transferred or exchanged were entitled, including, without limitation, rights as to interest accrued but unpaid and to accrue so that there will not be any loss or gain of interest on the Lessor Note or Lessor Notes surrendered. Every Lessor Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and the Registrar may require opinion of counsel as to compliance of any such transfer with the Securities Act. The Registrar shall make a notation on each new Lessor Note of the amount of all payments of principal previously made on the old Lessor Note or Lessor Notes with respect to which such new Lessor Note is issued and the date on which such new Lessor Note is issued and the date to which interest on such old Lessor Note or Lessor Notes shall have been paid. The Registrar shall not be required to register the transfer or exchange of any Lessor Note during the 15 days preceding the due date of any payment on such Lessor Note.

     Section 2.9    Mutilated, Destroyed, Lost or Stolen Lessor Notes

     Upon receipt by the Owner Lessor and the Lease Indenture Trustee of evidence satisfactory to each of them of the loss, theft, destruction or mutilation of any Lessor Note and, in case of loss, theft or destruction, of indemnity satisfactory to each of them, and upon reimbursement to the Owner Lessor and the Lease Indenture Trustee of all reasonable expenses incidental thereto and payment or reimbursement for any transfer taxes, and upon surrender and cancellation of such Lessor Note, if mutilated, the Owner Lessor will execute and the Lease Indenture Trustee will authenticate and deliver in lieu of such Lessor Note, a new Lessor Note, dated the same date as such Lessor Note and of like tenor and principal amount. Any indemnity provided by the holder on a Lessor Note pursuant to this Section 2.9 must be sufficient in the judgment of the Owner Lessor and the Lease Indenture Trustee to protect the Owner Lessor, the Lease Indenture Trustee, the Paying Agent, the Registrar and any co-registrar or co-paying agent from any loss which any of them may suffer if a Lessor Note is replaced.

     Section 2.10   Optional Purchase upon Lease Event of Default

     The Owner Lessor shall have the right, but shall not be obligated to, elect to purchase all, but not less than all, of the Lessor Notes then outstanding, without any Make-Whole Premium, in accordance with the provisions of this
Section 2.10, if: (i)(x) a Lease Indenture Event of Default, which is also a Lease Event of Default, shall have occurred and be continuing for a period of at least 90 days under this Indenture without the acceleration of such Lessor Notes or the exercise of any remedy under the Facility Lease by the Lease Indenture Trustee intended to dispossess the Facility Lessee of the Facility, (y) as a result of the occurrence and continuation of a Lease Indenture Event of Default, the Lease Indenture Trustee accelerates, in its discretion, or acting at the direction of the Required Holders, the Lessor Notes, and such acceleration has not been rescinded, or (z) within the 30 day period immediately prior to the Owners Lessor's exercise of the election pursuant to this Section 2.10 the Lease Indenture Trustee has provided written notice to both the Facility Lessee and the Owner Participant that it intends to exercise, within not less than 30 days, remedies available under the Facility Lease intended to dispossess the Facility Lessee of the Facility under the Facility Lease as the result of the occurrence of a Lease Indenture Event of Default which also constitutes a Lease Event of Default and (ii) no Lease Indenture Event of Default (other than solely as the result of the occurrence of a Lease Event of Default) shall have occurred and be continuing under this Indenture. To exercise the election permitted by this Section 2.10, the Owner Lessor shall give written notice thereof to the Lease Indenture Trustee. Such notice shall designate a date which is not more than ten (10) (nor less than three (3)) Business Days thereafter as the purchase payment date. Each Holder agrees that such Holder will, upon payment to such Holder in the manner provided for in Section 2.6 from the Owner Lessor of an amount equal to the aggregate unpaid principal amount of all Lessor Notes then held by such Holder, together with accrued and unpaid interest thereon to the date of payment thereof and all other sums then due and payable to such Holder hereunder and under the other Operative Documents (but excluding any Make-Whole Premium or any other premium), forthwith sell, assign, transfer and convey to the Owner Lessor (without recourse, representation or warranty of any kind except for its own acts), all of the estate, right, title and interest of such Holder in and to the Indenture Estate, this Indenture, all Lessor Notes held by such Holder, the Participation Agreement and the other Operative Documents (excluding all estate, right, title and interest of such Holder under any of the foregoing to the extent such estate, right, title or interest is, with respect to an obligation arising prior to such sale (or to the extent such obligation relates solely to periods prior to such sale), or with respect to any action, inaction or state of affairs occurring prior to such sale). The Owner Lessor shall assume all of such Holder's obligations under the Participation Agreement and this Indenture arising subsequent to such sale (except to the extent such obligations relate solely to periods prior to such sale) pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to the parties . If the Owner Lessor shall so request, such Holder will comply with the provisions of
Section 2.8 hereof to enable new Lessor Notes to be issued to the Owner Lessor in such authorized denominations (as provided in said Section 2.8) as the Owner Lessor shall request. All charges and expenses required pursuant to Section 2.14 hereof in connection with the issuance of any such new Lessor Note pursuant to this Section 2.10 shall be borne by the Owner Lessor. Any election to purchase the Lessor Notes under this Section 2.10 shall be irrevocable. For the avoidance of doubt, it is expressly understood and agreed that no Holder shall be obligated under this Section 2.10 to sell the Lessor Notes held by it unless such Holder shall have received on the specified payment date the full amount owing to such Holder under this Section 2.10.

     Section 2.11   Redemption of Lessor Notes

     (a)  Mandatory Redemption With Make-Whole Premium.  (i) All Lessor Notes
          --------------------------------------------
outstanding under this Indenture, shall be redeemed, in whole but not in part, at the principal amount thereof, together with all accrued and unpaid interest thereon, if any, to the date of redemption plus a Make Whole Premium, on the Obsolescence Termination Date, if the Facility

Lease is terminated in accordance with Section 14.1 thereof, (other than with respect to a termination in accordance with Section 14.1 of the Facility Lease resulting from (x) a change in Requirements of Law or (y) imposition by FERC or any other Governmental Authority having or claiming jurisdiction over the Facility Lessee or the Facility of any conditions or requirements (including, without limitation, requiring significant capital improvements to the Facility) upon the continued effectiveness or renewal of any Governmental Approval necessary for the operation or ownership of the Facility) and (ii) all or any series of the Lessor Notes outstanding under this Indenture shall be redeemed at the principal amount thereof, together with all accrued and unpaid interest thereon, if any, to the date of redemption plus a Make Whole Premium upon an optional refinancing pursuant to Section 12.2 of the Participation Agreement.

     (b)  Mandatory Redemption Without Make-Whole Premium.  Except as otherwise
          -----------------------------------------------
provided in Section 2.12(a), all Lessor Notes outstanding under this Indenture shall be redeemed, in whole but not in part, at the principal amount thereof, together with all accrued and unpaid interest thereon, if any, to the date of redemption, but without any Make-Whole Premium or any other premium, on the earliest of:

          (i) if the Facility Lease is terminated pursuant to Section 10.2(a) thereof, on the applicable Termination Date provided in Section 10.2(a) of the Facility Lease;

          (ii) if the Facility Lease is terminated in accordance with Section 13.3(a) thereof, on the applicable Termination Date provided in
                Section 13.1 of the Facility Lease; and

          (iii) if the Facility Lease is terminated in accordance with Section 14.1(a) thereof as a result of (x) a change in Requirements of Law or (y) imposition by FERC or any other Governmental Authority having or claiming jurisdiction over the Facility Lessee or the Facility of any conditions or requirements (including, without limitation, requiring significant capital improvements to the Facility) upon the continued effectiveness or renewal of any Governmental Approval necessary for the operation or ownership of the Facility, on the Obsolescence Termination Date.

     (c) Unless the Facility Lease or the Participation Agreement requires the Facility Lessee to give notice to the Lease Indenture Trustee of the event giving rise to a redemption the Owner Lessor shall give a notice of redemption (subject to revocation as provided below) under this Section 2.11 to the Lease Indenture Trustee (and the Lease Indenture Trustee shall thereupon promptly deliver such notice to each Holder) in the manner specified in Section 7.6 promptly after the Owner Lessor shall have received written notice from the Facility Lessee of any event giving rise to a redemption pursuant to Section 2.11(a) or (b) hereof. Any such notice of redemption shall specify (i) that it is a notice of redemption given pursuant to this Section 2.11, (ii) the date fixed for such redemption, (iii) the clause of Section 2.11(a) or (b) hereof under which such redemption is to be made, and (iv) the amount of and interest on each Lessor Note to be redeemed pursuant to this Section 2.11 and the amount of the Make-Whole Premium, if any.

Any such notice given under this Section 2.11(c) by the Owner Lessor may be withdrawn to the same extent as the corresponding notice under the Facility Lease or the Participation Agreement, as the case may be.

     (d) The Owner Lessor may, at its option, upon 25 days irrevocable prior written notice to the Lease Indenture Trustee, redeem any Initial Lessor Note, in whole or in part, on any date, at the principal amount thereof, together with all accrued and unpaid interest thereon, if any, to the date of redemption, plus a Make Whole Premium.

     (e) The Owner Lessor may, at its option, redeem any Subsequent Lessor Note in whole, or in part, on any date, to the extent permitted by, and at the prices set forth in, the supplemental indenture establishing the terms, conditions and designations of such Subsequent Lessor Notes, together with the accrued interest on such principal amount so redeemed to the date of redemption.

     (f) The redemption amount payable in connection with any redemption in accordance with this Section 2.11 shall be paid by the Owner Lessor to the Holders in immediately available funds in Dollars at the place and by the time and otherwise in the manner provided in Section 2.6.

     (g) Except as otherwise expressly provided in this Indenture, the Lessor Notes may not be prepaid in whole or in part.

     Section 2.12   Assumption of Lessor Notes

     (a) Upon the occurrence of an Assumption Event, the Facility Lessee may notify the Lease Indenture Trustee of its intention to assume all of the Lessor Notes in whole (but not in part) pursuant to and in accordance with this Section
2.12. In the event of the occurrence of an Assumption Event and provided each of the conditions set forth below have been satisfied, all of the obligations and liabilities of the Owner Lessor under this Indenture and each Lessor Note shall be assumed by the Facility Lessee and the Owner Lessor shall be released and discharged without further act or formality whatsoever from all obligations and liabilities under this Indenture and each Lessor Note;

          (i) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to such assumption;

          (ii) the Lease Indenture Trustee shall have received a supplement to this Indenture which shall, among other things, (A) confirm the release of the Owner Lessor thereby effected and (B) contain provisions appropriately amending this Indenture: (1) to reflect the fact that the obligations of the Owner Lessor under this Indenture have been assumed directly by the Facility Lessee, (2) to incorporate herein such provisions from the Facility Lease, the Facility Site Lease and the Participation Agreement as shall be appropriate, including covenants substantially identical to those set forth in the Facility Lease and (3) as otherwise necessary to reflect the foregoing provisions and preserve, protect and maintain the Lien on the Indenture Estate (such supplement, the "Assumption Agreement");
      --------------------

          (iii) the Lease Indenture Trustee shall have received an opinion of counsel to the Facility Lessee (with customary qualifications and limitations and otherwise reasonably satisfactory to the Lease Indenture Trustee), addressed to the Lease Indenture Trustee and the Holders of the Lessor Notes, to the effect that (A) the Assumption Agreement and each other instrument, document or agreement executed and delivered by the Facility Lessee in connection with the assumption contemplated by the Assumption Agreement (collectively, the "Assumption Documents") have been
                                              --------------------
     duly authorized, executed and delivered by the Facility Lessee, (B) each Assumption Document and the assumption contemplated thereby do not contravene (1) the Organic Documents of the Facility Lessee, (2) any Contractual Obligation of the Facility Lessee or (3) Requirements of Law,
     (C) no Governmental Approval is necessary or required in connection with any Assumption Document or the assumption contemplated thereby (or, if any such Governmental Approval is necessary or required, that the same has been duly obtained and is final and in full force and effect and any period for the filing of notice of rehearing or application for judicial review of the issuance of such Governmental Approval has expired without any such notice or application having been made), (D) each Assumption Document is a legal, valid and binding obligation of the Facility Lessee, enforceable in accordance with its terms (except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights generally and equitable principles), (E) unless the Facility Lessee has elected to provide to the Lease Indenture Trustee an indemnity against the risk that such assumption of the Lessor Notes will cause a Tax Event to occur as to any direct or indirect holder of a Lessor Note (including any Certificateholder), such Assumption Agreement and the assumption of the Notes thereunder shall not cause a Tax Event to occur as to any direct or indirect holder of any Lessor Note (including any Certificateholder) and
     (F) the lien of this Indenture will continue to be a first priority perfected lien on the Indenture Estate;

          (iv) the Lease Indenture Trustee shall have received copies of all Governmental Approvals (if any) referred to in the opinion of counsel referred to in clause (iii) above;

          (v) the Lease Indenture Trustee shall have received UCC lien searches, supplemental title reports, opinions and such other evidence as may reasonably be required by the Lease Indenture Trustee demonstrating that no impairment exists or will exist to the first-priority perfected lien and security interest in the Undivided Interest; and

          (vi) the Lease Indenture Trustee shall have received ratings letters from each of Moody's and S&P to the effect that the then existing rating of the Certificates will not be downgraded as a result of such assumption.

     (b) Notice of any assumption of the Lessor Notes shall be given by the Lease Indenture Trustee to the Holders as promptly as practicable after the Lease Indenture Trustee has received notice thereof in accordance with the first sentence of Section 2.12(a) hereof.

     Section 2.13   Subsequent Lessor Notes

     (a) The Owner Lessor may, subject to the conditions hereafter provided in this Section 2.13, issue additional Lessor Notes ("Subsequent Lessor Notes")
                                                   -----------------------
under and secured by this Indenture, at any time or from time to time for the purpose of (i) providing funds for a Supplemental Financing pursuant to Section
12.1 of the Participation Agreement (Subsequent Lessor Notes issued for such purpose, the "Additional Lessor Notes") or (ii) refinancing the Lessor Notes or
              -----------------------
other Subsequent Lessor Notes pursuant to Section 12.2 of the Participation Agreement (Subsequent Lessor Notes issued for such purpose, the "New Lessor
                                                                 ----------
Notes").
-----

     (b) Before any Subsequent Lessor Notes shall be issued under the provisions of this Section 2.13, the Owner Lessor shall have delivered to the Lease Indenture Trustee, not less than 5 (15 days in the case of New Lessor Notes) days nor more than 60 days (or in the case of a Supplemental Financing under Section 12.1 of the Participation Agreement, 90 days) prior to the proposed date of issuance of such Subsequent Lessor Notes, a request and authorization to issue such Subsequent Lessor Notes, which request and authorization shall (i) contain the proposed date of issuance of such Lessor Notes and the terms thereof and (ii) include a certification by the Facility Lessee that the terms of such Lessor Notes are in compliance with this Section
2.13 and Section 12.1 or 12.2 of the Participation Agreement, as the case may be. Such Subsequent Lessor Notes shall have a designation so as to distinguish such Subsequent Lessor Notes from the Lessor Notes theretofore issued, be dated their respective dates of issuance, bear interest at such rates (which may be either fixed or floating) as shall be agreed between the Facility Lessee and the Owner Lessor, and shall be stated to be payable by their terms not later than the latest date permitted therefor under Section 12.1 or 12.2 of the Participation Agreement, as the case may be. The Subsequent Lessor Notes shall not be subject to (i) prepayment except as provided in Section 2.11 hereof, (ii) purchase except as provided in Section 2.10 hereof or (iii) assumption except as provided in Section 2.12 hereof.

     (c) Except as to any differences in the maturity dates of the Subsequent Lessor Notes or the rate or rates of interest thereon, such Subsequent Lessor Notes shall be on a parity with, and shall be entitled to the same benefits and security of this Indenture, and shall be subject to the same terms, as the other Lessor Notes issued pursuant to the terms hereof.

     (d) The terms, provisions and designations of such Subsequent Lessor Notes shall be set forth in a supplement to this Indenture executed by the Owner Lessor and the Lease Indenture Trustee. Such Subsequent Lessor Notes shall be executed, delivered and registered as provided in this Indenture, but before such Subsequent Lessor Notes shall be delivered and registered there shall be filed with the Lease Indenture Trustee, in addition to other documents and certificates required by this Section 2.13, the following, all of which shall be dated as of the date of the supplement to this Indenture:

          (i) a copy of such supplement (which shall include the form of such series of Subsequent Lessor Notes);

          (ii) unless the Subsequent Lessor Notes will, upon issuance, be the only Lessor Notes outstanding, evidence of the filing of record of such supplement, together with UCC lien searches, supplemental title reports, opinions, title insurance endorsements and such other evidence that may be reasonably required by the Lease Indenture Trustee demonstrating that this Indenture and such supplement provide a first-priority perfected lien and security interest, subject to Permitted Liens, in the Indenture Estate for the full amount of all Lessor Notes outstanding, including all Subsequent Lessor Notes described in such supplement;

          (iii) an officer's certificate of an Authorized Officer of the Facility Lessee stating that (A) no Lease Default has occurred and is continuing, (B) the conditions in respect of the issuance of such Subsequent Lessor Notes contained in this Section 2.13 have been satisfied,
     (C) the Periodic Lease Rent and the Termination Value are calculated to be sufficient to pay all the outstanding Lessor Notes, after taking into account the issuance of such Subsequent Lessor Notes and any related prepayment of Lessor Notes theretofore outstanding and (D) all conditions to the Supplemental Financing or refinancing contained in Section 12.1 or
     12.2 of the Participation Agreement or in any other provision of the Operative Documents have been satisfied;

          (iv) an officer's certificate of the Owner Lessor stating that no Lease Indenture Default has occurred and is continuing; and

          (v) an opinion of counsel to the Owner Lessor that the Subsequent Lessor Notes and the supplement to this Indenture have been duly authorized, executed and delivered by the Owner Lessor and constitute the legal, valid and binding obligations of the Owner Lessor enforceable in accordance with their terms;

     Section 2.14   Payment of Expenses on Transfer

     Upon the issuance of a new Lessor Note or Lessor Notes pursuant to Section
2.8 or 2.9 hereof, the Owner Lessor or the Lease Indenture Trustee may require from the party requesting the issuance of such new Lessor Note or Lessor Notes payment of a sum to reimburse the Owner Lessor and the Lease Indenture Trustee for, or to provide funds for, the payment on an After-Tax Basis to the Owner Lessor, Lease Indenture Trustee, Owner Participant, and any OP Member of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or governmental charge paid or payable by the Owner Lessor or the Lease Indenture Trustee.

     Section 2.15 Restrictions of Transfer Resulting from Federal Securities Laws; Legend

     Each Lessor Note shall be delivered to the initial Holder thereof without registration of such Lessor Note under the Securities Act and without qualification of this Indenture under the Trust Indenture Act of 1939, as amended. Prior to any transfer of any such Lessor Note, in whole or in part, to any Person, the Holder thereof shall furnish to the Facility Lessee, the Lease Indenture Trustee and the Owner Lessor an opinion of counsel, which opinion and which counsel shall be reasonably satisfactory to the Lease Indenture Trustee, the Owner Lessor and the Facility Lessee, to the effect that such transfer will not violate the registration provisions of the Securities Act or require qualification of this Indenture under the Trust Indenture Act of 1939, as amended, and all Lessor Notes issued hereunder shall be endorsed with a legend which shall read substantially as follows:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

     Section 2.16   Security for and Parity of Lessor Notes

     All Lessor Notes issued and outstanding hereunder shall rank on a parity with each other and shall as to each other be secured equally and ratably by this Indenture, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance or otherwise.

     Section 2.17   Acceptance of the Lease Indenture Trustee

     Each Holder, by its acceptance of a Lessor Note, shall be deemed to have consented to the appointment of the Lease Indenture Trustee.

     Section 2.18   Taxes; Withholding and Information Reporting

     The Lease Indenture Trustee shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Lessor Notes any and all withholding taxes applicable thereto as required by law. The Lease Indenture Trustee agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Lessor Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, (ii) that it will file any necessary withholding tax returns or statements when due, and (iii) that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Lease Indenture Trustee agrees to file any other information as it may be required to file under United States law.

SECTION 3.  RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM
INDENTURE ESTATE

     Section 3.1    Distribution Prior to Lease Indenture Event of Default

     Except as otherwise provided in Section 3.2 or 3.3 of this Indenture, each installment of Periodic Lease Rent and any payment of Supplemental Lease Rent constituting interest on overdue installments of Periodic Lease Rent received by the Lease Indenture Trustee shall be distributed by the Lease Indenture Trustee in the following order of priority:

          first, so much of such amounts as shall be required to pay in full the
          -----
     aggregate principal and accrued interest (as well as any interest on overdue principal and, to the extent permitted by Requirements of Law, on overdue interest) then due and payable under the Lessor Notes shall be distributed to the Holders ratably, without priority of any Holder over any other Holder, in the proportion that the amount of such payment then due and payable under each such Lessor Note bears to the aggregate amount of the payments then due and payable under all such Lessor Notes; and

          second, the balance, if any, of such amounts remaining shall be
          ------
     distributed to the Owner Lessor for distribution by it in accordance with the terms of the Lessor LLC Agreement; provided, however, that if a Lease
                                            --------  -------
     Indenture Event of Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "second" but
                                                                  ------
     shall be held by the Lease Indenture Trustee as part of the Indenture Estate until the earliest to occur of: (i) receipt by the Lease Indenture Trustee of written notice from the Required Holders stating that all Lease Indenture Events of Default shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "second," (ii)
                                                                   ------
     receipt by the Lease Indenture Trustee of written notice from the Required Holders stating that Section 3.3 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of said
     Section 3.3, or (iii) unless the Lease Indenture Trustee shall have accelerated the Lessor Notes and commenced to exercise remedies intended to dispossess the Facility Lessee of the Undivided Interest pursuant to
     Section 4.4 hereof, such Lease Indenture Event of Default shall have continued for a period of 180 days (such period to be extended if and for so long as the Lease Indenture Trustee shall be precluded by operation of law or by any judgment or order of any court or regulatory body of competent jurisdiction from exercising remedies under Section 4.4 hereof), in which event such balance shall be distributed as provided in this clause "second" and so long as the Lease Indenture Trustee shall have failed to
      ------
     accelerate the Lessor Notes and failed to commence to exercise remedies intended to dispossess the Facility Lessee of the Undivided Interest pursuant to Section 4.4 hereof, such Lease Indenture Event of Default shall not thereafter be the basis of a retention of any amount under this proviso.

     Section 3.2    Payments Following Event of Loss or Other Early Termination

     (a) Except as otherwise provided in Section 3.3 hereof, any payment received by the Lease Indenture Trustee with respect to a redemption arising pursuant to Section 2.11 hereof shall be distributed by the Lease Indenture Trustee in the following order of priority: first, as provided in clause
                                            -----
"second" of Section 3.3 hereof; second, as provided in clause "third" of Section
 ------                         ------                         -----
3.3 hereof (but including all Make-Whole Premium (if any) due in respect thereof required to be paid in accordance with Section 2.11(a) hereof); third, to
                                                                  -----
reimburse such Holder (to the extent not previously reimbursed) for any reasonable out-of-pocket costs or expenses incurred in connection with such prepayment; and fourth, as provided in clause "fifth" of Section 3.3 hereof.
                ------                         -----

     (b) Except as otherwise provided in Section 3.2(a) or 3.3 hereof, any amounts received directly or indirectly from any Governmental Authority or insurer or other party not as a result of an Event of Loss or pursuant to any provision of Section 10.3, Section
10.5 or Section 11 of the Facility Lease shall be applied as provided in the applicable provisions of the Facility Lease and, if and to the extent that any portion of such amounts are required to be held for the account of the Facility Lessee and are not at the time required to be paid to the Facility Lessee pursuant to the applicable provisions of the Facility Lease, shall be promptly paid to (if not initially paid directly to the Lease Indenture Trustee) and, thereafter, held by, the Lease Indenture Trustee as security for the obligations of the Facility Lessee under the Facility Lease, and at such time as the Lease Indenture Trustee shall have received written notice from the Facility Lessee
(i) stating that the conditions specified in the Facility Lease for payment of such amounts to the Facility Lessee shall have been satisfied and (ii) setting out the portion of such amounts so held by the Lease Indenture Trustee to be paid to the Facility Lessee, the Lease Indenture Trustee shall pay to the Facility Lessee the amount specified in such notice.

     Section 3.3    Payments After Lease Indenture Event of Default

     Notwithstanding Section 2.7 hereof, (a) if, during the continuance of a Lease Indenture Event of Default, the Lease Indenture Trustee (acting on the instruction of the Required Holders) has elected to pursue remedies in respect thereof or (b) the entire principal amount of the Lessor Notes shall have become due and payable as provided herein, all payments (other than Excepted Payments) received by the Lease Indenture Trustee in respect of, all amounts (other than Excepted Payments) held or realized by the Lease Indenture Trustee upon, and all other payments or amounts (other than Excepted Payments) held by the Lease Indenture Trustee as part of, the Indenture Estate shall be promptly distributed in the following order of priority:

          first, to the Lease Indenture Trustee, so much of such payments or
          -----
     amounts as shall be required to reimburse the Lease Indenture Trustee for any amounts payable to it under Section 10.1 of the Participation Agreement and not previously paid to the Lease Indenture Trustee pursuant to Section
     3.4 hereof;

          second, so much of such payments or amounts, as shall be required to
          ------
     pay to the Holders all amounts payable to the Holders pursuant to the Operative Documents, including, without limitation, the indemnification provisions of Sections 10.1 and 10.2 of the Participation Agreement, but excluding principal and interest on the Lessor Notes, shall be distributed to the Holders as their interests may appear, and if the aggregate amount shall be insufficient to pay all such amounts in full, such amount shall be distributed ratably, without priority of any Holder over any other Holder, in the proportion that the aggregate amount due each such Holder under this clause "second" bears to the aggregate amount due to all such Holders under
             ------
     this clause "second";
                  ------

          third, so much of such payments or amounts remaining as shall be
          -----
     required to pay in full the aggregate unpaid principal amount of all Lessor Notes and accrued but unpaid interest thereon to the date of distribution (as well as any interest on overdue principal and, to the extent permitted by Requirements of Law, overdue interest at the Overdue Rate), shall be distributed to the Holders, and if the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then such distribution shall be made, ratably, without priority of one Holder over any other Holder, in the proportion that the aggregate unpaid principal amount of all Lessor Notes held by each such Holder, plus the accrued but unpaid interest thereon to the date of distribution, bears to the aggregate unpaid principal amount of all Lessor Notes, plus the accrued but unpaid interest thereon to the date of distribution;

          fourth, to the Holders, so much of such payments or amounts as shall
          ------
     be required to reimburse each such Holder for any tax, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon, the tolls, rents, revenues, issues, products and profits of the Indenture Estate pursuant to Section 4.5 (b) hereof) incurred by such Holder (to the extent not previously reimbursed) under the Operative Documents, including, without limitation, the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by such Holder in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by such Holder, liquidated or otherwise, upon such Lease Indenture Event of Default shall be applied by such Holder in reimbursement of such expenses; and

          fifth, the balance, if any, of such payments or amounts remaining
          -----
     thereafter shall be paid to the Owner Lessor for distribution in accordance with the terms of the Lessor LLC Agreement.

     Section 3.4  Certain Payments

     (a) Except as otherwise provided in this Indenture, any payments received by the Lease Indenture Trustee or any Holder for which provision as to the application thereof is made in any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Operative Document.

     (b) The Owner Lessor hereby agrees that if, at any time during the term of this Indenture, it receives from the Facility Lessee or any Affiliate of the Facility Lessee any amount or payment (other than Excepted Payments) described in Section 3.4(c) hereof, it shall hold such amount or payment in trust for the benefit of the Lease Indenture Trustee and promptly pay such amount or payment to the Lease Indenture Trustee. The Owner Lessor further agrees that the obligation to remit such amount or payment shall be secured by this Indenture.

     (c) Any payment of Supplemental Lease Rent received by the Owner Participant or the Lease Indenture Trustee pursuant to the fourth sentence of
Section 4.3 hereof shall, so long as no Lease Indenture Event of Default shall have occurred and be continuing, and except to the extent applied as provided in
Section 3.3 hereof, be retained by, or promptly distributed to, the Owner Participant. Notwithstanding anything to the contrary in this Section 3 or any of the Operative Documents and without regard to whether a Lease Indenture Event of Default shall have occurred and be continuing, all Excepted Payments received by the Lease Indenture Trustee shall be paid by the Lease Indenture Trustee forthwith to the Person or Persons entitled thereto.

     Section 3.5    Other Payments

     Any payments in respect of the Indenture Estate received by the Lease Indenture Trustee no provision for the application of which is made in the Facility Lease or in another Operative Document or elsewhere in this Indenture shall (i) to the extent received or realized at any time prior to the payment in full of all obligations to the Holders secured by the Lien of this Indenture, be deposited into the Lease Indenture Trustee's Account, and thereafter applied to the payment of principal, interest, Make-Whole Premium and other amounts as and when such principal, interest, Make-Whole Premium or other amounts come due pursuant to priority "first" specified in Section 3.1 hereof or, if applicable
                      -----
at such time, pursuant to Section 3.2 or 3.3 hereof and (ii) to the extent received or realized at any time after payment in full of all obligations to the Holders secured by the Lien of this Indenture, in the following order of priority: first, to reimburse the Lease Indenture Trustee and the Holders (to
          -----
the extent not previously reimbursed) for any reasonable out-of-pocket costs or expenses to which it is entitled to reimbursement pursuant to an Operative Document; and second, in the manner provided in clause "fifth" of Section 3.3
              ------                                    -----
hereof.

     Section 3.6    Manner of Payment to the Owner Lessor

     Any amounts distributed hereunder by the Lease Indenture Trustee to the Owner Lessor shall be paid by the Lease Indenture Trustee to the Owner Lessor by wire transfer of funds of the type received by the Lease Indenture Trustee at such offices and to such account or accounts of such entity or entities as shall be designated in advance by written notice from the Owner Lessor to the Lease Indenture Trustee from time to time. The Lease Indenture Trustee shall, whether or not the Lien of this Indenture shall have been discharged in accordance herewith, act as paying agent for the Owner Lessor, in connection with the Lease Indenture Trustee's duties to make distributions to or for the benefit of the Owner Lessor pursuant to this Section 3 and to accept all revenues, payments, securities, investments and other amounts received by the Lease Indenture Trustee and to be distributed to the Owner Lessor pursuant thereto or held in trust for the benefit of the Owner Lessor pursuant to the terms of this Indenture. The Owner Lessor hereby notifies and instructs the Lease Indenture Trustee that unless and until the Lease Indenture Trustee receives written notice to the contrary from the Owner Lessor, all amounts to be distributed to the Owner Lessor pursuant to clause "second" of Section 3.1 hereof shall be
                                     ------
distributed by wire transfer of funds of the type received by the Lease Indenture Trustee to the Owner Participant. In the event that the Lease Indenture Trustee is unable to distribute any amounts to the Owner Lessor or the Owner Participant on the same day such amounts are received by the Lease Indenture Trustee, the Lease Indenture Trustee agrees that such amounts shall be held in trust for the benefit of the Owner Lessor or the Owner Participant, as the case may be, and shall be invested by the Lease Indenture Trustee for and at the expense and risk of the Owner Lessor or the Owner Participant, as the case may be, in Permitted Investments identified in written instructions to the Lease Indenture Trustee from the Owner Lessor or the Owner Participant, as the case may be, if such investments are reasonably available.

     Section 3.7    Investment of Amounts Held by Lease Indenture Trustee

     Any amounts held by the Lease Indenture Trustee pursuant to the proviso to clause "second" of Section 3.1 hereof, pursuant to Section 3.2 hereof, or
        ------
pursuant to Section 10 or 11 of the Facility Lease shall be invested by the Lease Indenture Trustee from time to time in Permitted Investments identified in written instructions to the Lease Indenture Trustee from the Owner Lessor, at the expense of the Owner Lessor, or, so long as no Lease Event of Default shall have occurred and be continuing, from the Facility Lessee acting on behalf of the Owner Lessor, at the expense of the Facility Lessee, if such investments are reasonably available. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Lease Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Lease Indenture Trustee in the same manner as the principal amount of such investment is to be applied, and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Lease Indenture Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Indenture other than by reason of its willful misconduct or gross negligence as determined by a court of competent jurisdiction in receiving, handling or disbursing funds, and any such investment may be sold (without regard to its maturity) by it without instructions whenever it reasonably believes such sale is necessary to make a distribution required by this Indenture.

     Section 3.8 Establishment of the Lease Indenture Trustee's Account; and Lien and Security Interest; Etc.

     (a) The Account Bank hereby confirms that it has established a securities account entitled the "Lease Indenture Trustee's Account" (the "Lease Indenture
                      ---------------------------------        ---------------
Trustee's Account"), which Lease Indenture Trustee's Account shall be maintained
-----------------
by the Account Bank until the date this Indenture is terminated pursuant to
Section 7.1 hereof. The account number of the Lease Indenture Trustee's Account established hereunder is specified in Schedule II hereto. The Lease Indenture Trustee's Account shall not be evidenced by passbooks or similar writings.

     (b) All amounts from time to time held in the Lease Indenture Trustee's Account shall be maintained (i) in the name of the Owner Lessor subject to the lien and security interest of the Lease Indenture Trustee for the benefit of the Lease Indenture Trustee and each of the Holders as set forth herein and (ii) in the custody of the Account Bank for and on behalf of the Lease Indenture Trustee for the benefit of the Lease Indenture Trustee and each of the Holders for the purposes and on the terms set forth in this Indenture. All such amounts shall constitute a part of the Lease Indenture Trustee Account Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Owner Lessor until applied as hereinafter provided.

     (c) As collateral security for the prompt payment in full when due of the Lessor Secured Obligations owed to the Lease Indenture Trustee and each Holder, the Owner Lessor hereby pledges, assigns, hypothecates and transfers to the Lease Indenture Trustee for the benefit of the Lease Indenture Trustee and each of the Holders, and hereby grants to the Lease Indenture Trustee for the benefit of the Lease Indenture Trustee and each of the Holders, a lien on and security interest in and to, (i) the Lease Indenture Trustee's Account and any successor account thereto and (ii) all cash, investments, investment property, securities or other property at any time on deposit in or credited to the Lease Indenture Trustee's Account, including all income or gain earned thereon and any proceeds thereof (the "Lease Indenture
                                                                 ---------------
Trustee Account Collateral").
--------------------------

     Section 3.9    The Account Bank; Limited Rights of the Owner Lessor

     (a)  The Account Bank.
          ----------------

          (i)    Establishment of Securities Account.  The Account Bank hereby
                 -----------------------------------
     agrees and confirms that (A) the Account Bank has established the Lease Indenture Trustee's Account as set forth in Section 3.8, (B) the Lease Indenture Trustee's Account is and will be maintained as a "securities
                                                                 ----------
     account" (within the meaning of Section 8-501(a) of the UCC), (C) the Owner
     -------
     Lessor is the "entitlement holder" (within the meaning of Section 8-
                    ------------------
     102(a)(7) of the UCC) in respect of the "financial assets" (within the
                                              ----------------
     meaning of Section 8-102(a)(9) of the UCC) credited to the Lease Indenture Trustee's Account, (D) all property delivered to the Account Bank pursuant to this Indenture or any other Operative Document will be held by the Account Bank and promptly credited to the Lease Indenture Trustee's Account by an appropriate entry in its records in accordance with this Indenture,
     (E) all "financial assets" (within the meaning of Section 8-102(a)(9) of
              ----------------
     the UCC) in registered form or payable to or to the order of and credited to the Lease Indenture Trustee's Account shall be registered in the name of, payable to or to the order of, or indorsed to, the Account Bank or in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any financial asset credited to the Lease Indenture Trustee's Account be registered in the name of, payable to or to the order of, or indorsed to, the Owner Lessor except to the extent the foregoing have been subsequently indorsed by the Owner Lessor to the Account Bank or in blank and (F) the Account Bank shall not change the name or account number of the Lease Indenture Trustee's Account without the prior written consent of the Lease Indenture Trustee.

          (ii)   Financial Assets Election.  The Account Bank agrees that each
                 -------------------------
     item of property (including any security, instrument or obligation, share, participation, interest or other property whatsoever) credited to the Lease Indenture Trustee's Account shall be treated as a "financial asset" within
                                                        ---------------
     the meaning of Section 8-102(a)(9) of the UCC.

          (iii)  Entitlement Orders. Notwithstanding anything in this Indenture
                 ------------------
     to the contrary, if at any time the Account Bank shall receive any "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC)
      -----------------
     or any other order from the Lease Indenture Trustee directing the transfer or redemption of any financial asset relating to the Lease Indenture Trustee's Account, the Account Bank shall comply with such entitlement order or other order without further consent by the Owner Lessor or any other Person. The parties hereto hereby agree that the Lease Indenture Trustee shall have "control" (within the meaning of Section 8-106(d) of the
                         -------
     UCC) of the Owner Lessor's "security entitlements" (within the meaning of
                                 ---------------------
     Section 8-102(a)(17) of the UCC) with respect to the financial assets credited to the Lease Indenture Trustee's Account and the Owner Lessor hereby disclaims any entitlement to claim "control" of such "security
                                                -------           --------
     entitlements". Unless a Lease Indenture Event of Default shall have
     ------------
     occurred and is
     continuing, the Lease Indenture Trustee shall not deliver any entitlement order directing the transfer or redemption of any financial asset relating to the Lease Indenture Trustee's Account.

          (iv)   Subordination of Lien; Waiver of Set-Off.  In the event that
                 ----------------------------------------
     the Account Bank has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in the Lease Indenture Trustee's Account or any security entitlement credited thereto, the Account Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of the Lease Indenture Trustee for the benefit of the Lease Indenture Trustee and each Holder. The financial assets standing to the credit of the Lease Indenture Trustee's Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Lease Indenture Trustee for the benefit of the Lease Indenture Trustee and each Holder (except for the face amount of any checks which have been credited to the Lease Indenture Trustee's Account but are subsequently returned unpaid because of uncollected or insufficient funds).

          (v)    No Other Agreements.  The Account Bank and the Owner Lessor
                 -------------------
     have not entered into any agreement with respect to the Lease Indenture Trustee's Account or any financial assets credited to the Lease Indenture Trustee's Account other than this Indenture. The Account Bank has not entered into any agreement with the Owner Lessor or any other Person purporting to limit or condition the obligation of the Account Bank to comply with entitlement orders originated by the Lease Indenture Trustee in accordance with Section 3.9(a)(iii) hereof. In the event of any conflict between this Section 3.9 or any other agreement now existing or hereafter entered into, the terms of this Section 3.9 shall prevail.

          (vi)   Notice of Adverse Claims.  Except for the claims and interest
                 ------------------------
     of the Lease Indenture Trustee for the benefit of the Lease Indenture Trustee and each Holder and the Owner Lessor in the Lease Indenture Trustee's Account, the Account Bank does not know of any claim to, or interest in, the Lease Indenture Trustee's Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Lease Indenture Trustee's Account or in any financial asset credited thereto, the Account Bank will promptly notify the Lease Indenture Trustee and the Owner Lessor in writing thereof.

          (vii)  Rights and Powers of the Lease Indenture Trustee.  The rights
                 ------------------------------------------------
     and powers granted by the Lease Indenture Trustee to the Account Bank have been granted in order to perfect its lien and security interests in the Lease Indenture Trustee's Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Owner Lessor nor the lapse of time.

     (b)  Limited Rights of the Owner Lessor.  The Owner Lessor shall not have
          ----------------------------------
any rights against or to monies held in the Lease Indenture Trustee's Account, as third party beneficiary or otherwise, or any right to direct the Account Bank or the Lease Indenture Trustee to apply or transfer monies in the Lease Indenture Trustee's Account, except the right to receive or make requisitions of monies held in the Lease Indenture Trustee's Account, as expressly provided in this Indenture, and to direct the investment of monies held in the Lease Indenture Trustee's Account as expressly provided in
Section 3.7 hereof. Except as expressly provided in this Indenture, in no event shall any amounts or Cash Equivalent Investments deposited in or credited to the Lease Indenture Trustee's Account be registered in the name of the Owner Lessor, payable to the order of the Owner Lessor or specially indorsed to the Owner Lessor except to the extent that the foregoing have been specially indorsed to the Lease Indenture Trustee or in blank.

SECTION 4. COVENANTS OF THE OWNER LESSOR; LEASE INDENTURE EVENTS OF DEFAULT; REMEDIES

     Section 4.1    Covenants of the Owner Lessor

     The Owner Lessor hereby covenants and agrees as follows:

          (i) the Owner Lessor will duly and punctually pay the principal of and interest on and other amounts (including any Make-Whole Premium) due under the Lessor Notes and this Indenture in accordance with the terms hereof and thereof and all amounts payable by it to the Lease Indenture Trustee and the Holders under any other Operative Document;

          (ii) in the event that an Authorized Officer of the Owner Lessor shall have actual knowledge of a Lease Indenture Event of Default or a Lease Indenture Default, the Owner Lessor will give prompt written notice of such Lease Indenture Event of Default or Lease Indenture Default to the Facility Lessee, the Owner Participant and the Lease Indenture Trustee (and the Lease Indenture Trustee shall thereupon promptly deliver a copy of such notice to each Holder);

          (iii) in the event that an Authorized Officer of the Owner Lessor shall have actual knowledge of an Event of Loss, then, to the extent that the Facility Lessee is not required, pursuant to the Facility Lease, to give notice of such event to the Lease Indenture Trustee, the Owner Lessor will give prompt written notice of such Event of Loss to the Lease Indenture Trustee (and the Lease Indenture Trustee shall thereupon promptly deliver a copy of such notice to each Holder);

          (iv) the Owner Lessor will furnish to the Lease Indenture Trustee true and correct duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Lessor under the Facility Lease, to the extent that the same shall not have been (or are not required to be) furnished to the Lease Indenture Trustee or the Holders pursuant to the Facility Lease or the Participation Agreement; and

          (v) except as contemplated by the Operative Documents, the Owner Lessor will not incur any Indebtedness or engage in any business or activity except with the prior written consent of the Lease Indenture Trustee (acting on the instructions of Required Holders).

     The Owner Lessor warrants that the Lessor Secured Obligations secured by this Indenture are a "commercial loan" as defined in Section 12-101(c) of the Commercial Law Article of the Annotated Code of Maryland.

     Section 4.2    Lease Indenture Events of Default

     "Lease Indenture Event of Default", means any of the following events
      --------------------------------
(whatever the reason for such Lease Indenture Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

     (a) any Lease Event of Default (other than with respect to (x) Excepted Payments unless the Facility Lease has been declared in default pursuant to
Section 16(a) thereof or (y) the failure of the Facility Lessee to maintain insurance in the amounts and on the terms set forth in the Operative Documents so long as the insurance actually maintained by the Facility Lessee is in accordance with Prudent Industry Practice and such Lease Event of Default is waived by the Owner Lessor and the Owner Participant) shall have occurred and be continuing; or

     (b) the failure of the Owner Lessor to pay when due any payment of principal of, premium (including, without limitation, Make-Whole Premium), if any, or interest on, or any scheduled fees or other amounts due and payable under or with respect to, any Lessor Note and such failure shall continue for five Business Days; or

     (c) any material representation or warranty made by the Owner Participant or the Owner Lessor in any Officer's Certificate, this Indenture or in any other Operative Document to which it is a party shall prove to have been inaccurate when made or deemed made in any material respect; or by any OP Guarantor in its OP Guaranty (provided the OP Guaranty shall not have been terminated or released), as the case may be, and such misrepresentation or breach of warranty remains material and shall not have been corrected within a period of 30 days following written notice thereof being given to the Owner Lessor and the Owner Participant or such OP Guarantor, as the case may be, by any Holder (through the Lease Indenture Trustee); provided that, if such misrepresentation or breach of
                          --------
warranty is capable of correction but cannot with diligence be corrected within such 30-day period, such failure will not constitute a Lease Indenture Event of Default so long as the party whose representation or warranty was inaccurate promptly institutes corrective action within such 30-day period and diligently pursues such corrective action (but in no event shall the total period permitted to correct such misrepresentation or breach of warranty extend beyond 120 days from the date such notice was provided); or

     (d) any failure (i) by the Owner Lessor to observe or perform any other material covenant or obligation of the Owner Lessor contained in this Indenture or in any Operative Document to which it is a party (other than as provided in clause (a) above) in any material respect, or (ii) by the Owner Participant to observe or perform any material covenant or obligation of the Owner Participant contained in any Operative Document (other than the Tax Indemnity Agreement) to which it is a party, or
(iii) by any OP Guarantor to observe or perform any material covenant or obligation of such OP Guarantor contained in any OP Guaranty (provided the OP Guaranty shall not have been terminated or released), is not remedied within a period of 30 days following written notice of such failure being given to the Owner Lessor and the Owner Participant or such OP Guarantor, as the case may be, by any Holder (through the Lease Indenture Trustee); provided that, if such
                                                     --------
failure is capable of remedy but cannot with diligence be remedied within such 30-day period, such failure will not constitute a Lease Indenture Event of Default so long as the party failing to perform promptly commences remedial action within such 30-day period and diligently pursues such action (but in no event shall the total period permitted to cure such default extend beyond 180 days from the date such notice was provided); or

     (e) the Owner Participant, any OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Owner Lessor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Owner Lessor, the Owner Participant or such OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or any substantial part of the property of any of the foregoing, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or
(vii) take corporate action for the purpose of effecting any of the foregoing;
or

     (f) an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking (i) relief in respect of the Owner Participant, any OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Owner Lessor under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law now or hereafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Owner Participant, such OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Owner Lessor or any substantial part of the property of the foregoing or (iii) the winding-up or liquidation of the Owner Participant, such OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Owner Lessor and such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing continues unstayed and in effect for 60 days.

     Section 4.3    Certain Rights to Cure

     In the event of any Lease Default or Lease Event of Default in the payment of any installment of Periodic Lease Rent or Supplemental Lease Rent due under the Facility Lease, the Owner Lessor or the Owner Participant may, but shall not be obligated to, within ten Business

Days after the earlier of (a) receipt by the Owner Lessor and Owner Participant of written notice of or (b) the Owner Lessor or Owner Participant acquiring actual knowledge of, the occurrence of such Lease Default or Lease Event of Default, without the consent or concurrence of the Lease Indenture Trustee or any Holder, pay, as provided in Section 2.6 hereof, for application in accordance with Section 3.1 hereof, a sum equal to the amount of all (but not less than all) of the principal of, interest on and other amounts payable under or in respect of, the Lessor Notes as shall then be due and payable on the Lessor Notes (without giving effect to any acceleration pursuant to Section 4.4 hereof). If any other Lease Default or other Lease Event of Default occurs and the Owner Lessor shall have been furnished (by or for the account of the Owner Participant) with all funds necessary for remedying such Lease Default or Lease Event of Default, the Owner Participant may, within ten Business Days after the earlier of (a) receipt by the Owner Participant of written notice of or (b) the Owner Participant acquiring actual knowledge of the occurrence of such Lease Default or Lease Event of Default, without the consent or concurrence of the Lease Indenture Trustee or any Holder, instruct the Owner Lessor to exercise the Owner Lessor's rights under Section 21 of the Facility Lease to perform such obligation on behalf of the Facility Lessee. Solely for the purpose of determining whether there exists a Lease Indenture Event of Default, (a) any payment by the Owner Participant or the Owner Lessor pursuant to, and in compliance with, the first sentence of this Section 4.3 shall be deemed to remedy any Lease Default or Lease Event of Default in the payment of installments of Periodic Lease Rent theretofore due and payable and to remedy any default by the Owner Lessor in the payment of any amount due and payable under the Lessor Notes or hereunder, and (b) any performance by the Owner Lessor of any obligation of the Facility Lessee under the Facility Lease pursuant to, and in compliance with, the second sentence of this Section 4.3 shall be deemed to remedy any Lease Default or Lease Event of Default to the same extent that like performance by the Facility Lessee itself would have remedied such Lease Default or Lease Event of Default (but any such payment or performance shall not relieve the Facility Lessee of its duty to pay all Rent and perform all of its obligations pursuant to the Facility Lease). If, on the basis specified in the preceding sentence, such Lease Default or Lease Event of Default shall have been remedied, then any determination that the Facility Lease, and any declaration pursuant to this Indenture that the Lessor Notes are due and payable or that a Lease Indenture Default or Lease Indenture Event of Default exists hereunder, based upon such Lease Default or Lease Event of Default, shall be deemed to be rescinded, and the Owner Participant shall (to the extent of any such payments made by or for the account of the Owner Lessor) be subrogated to the rights of the Holders hereunder to receive such payment of Rent from the Facility Lessee (and the payment of interest on account of such Rent from the Facility Lessee being overdue), and shall be entitled, so long as no other Lease Indenture Event of Default shall have occurred or would result therefrom, to receive and retain such payment from the Facility Lessee; provided, however, that the Owner
                                       --------  -------
Participant shall not, so long as this Indenture shall not have terminated, otherwise attempt to recover any such amount paid by it or for its account on behalf of the Facility Lessee pursuant to this Section 4.3 except by demanding of the Facility Lessee payment of such amount or by commencing an action at law and obtaining and enforcing a judgment against the Facility Lessee for the payment of such amount or taking appropriate action in a pending action at law against the Facility Lessee and the Owner Participant will not obtain any Lien on any part of the Indenture Estate on account of such payment nor will any claim of the Owner Participant against the Facility Lessee or any other party for the repayment thereof impair the prior right and security interest of the Lease Indenture Trustee and the Holders in and to the Indenture Estate, as the case may be; provided, further,
                                                            --------  -------
however, that
-------

     (a) this Section 4.3 shall not apply with respect to any cure of any default in the payment of Periodic Lease Rent if such cure shall have previously been effected with respect to (A) four (4) consecutive payments of Periodic Lease Rent immediately preceding the date of such default, or (B) more than eight (8) payments of Periodic Lease Rent; and

     (b) neither the Owner Lessor nor the Owner Participant shall (without the prior written consent of the Required Holders) have the right to cure any Lease Default or Lease Event of Default except as specified in this Section 4.3.

     Section 4.4    Remedies

     (a) If a Lease Indenture Event of Default shall have occurred and so long as the same shall be continuing unremedied and, except as provided in the proviso at the end of this sentence, if the Lessor Notes shall have been accelerated pursuant to Section 4.4(b) or 4.4(c) hereof, then and in every such case the Lease Indenture Trustee (acting on the instructions of the Required Holders) may, if not precluded by law or otherwise, consistent with this Section 4.4(a), after written notice to the Owner Lessor and the Owner Participant, exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Section 4.4 and shall have and may exercise all of the rights and remedies of a secured party under any and all applicable law, rule or regulation and, in the event such Lease Indenture Event of Default arises as a result of an event described in clause (a) of Section 4.2 hereof and is continuing unremedied and Section 4.3 hereof shall either not apply or shall have ceased to apply with respect to such Lease Indenture Event of Default, any and all of the remedies pursuant to Section 18 of the Facility Lease, and may take possession of all or any part of the Indenture Estate covered or intended to be covered by the Lien created pursuant hereto and may exclude the Owner Participant, the Owner Lessor, the Facility Lessee (to the extent permitted by
Section 18 of the Facility Lease) and all Persons claiming under any thereof or wholly or partly therefrom; provided, however, that, under no circumstances
                            --------  -------
shall the Lease Indenture Trustee sell any of the Property Interest or exercise other remedies against the Property Interest seeking to deprive the Owner Lessor or the Owner Participant of their respective interests therein unless the Lessor Notes are then due and payable. It is understood and agreed that, subject to the provisions of this Section 4.4, the Lease Indenture Trustee (acting on the instructions of the Required Holders) may exercise any right of sale of the Property Interest available to it, even though it shall not have taken possession of the Property Interest and shall not have possession thereof at the time of such sale so long as, in each such case, the Owner Lessor and the Owner Participant are afforded a commercially reasonable opportunity to bid for all or part of the Property Interest subject to such sale; provided that, 20 days shall be deemed to be a commercially reasonable opportunity to bid for all or part of such Property Interest at such sale. It is further agreed and understood that if the Lease Indenture Trustee (acting on the instructions of the Required Holders) shall proceed to foreclose on the Lien of this Indenture or exercise any other material remedy with respect to the Property Interest, the Lease Indenture Trustee shall substantially simultaneously therewith, to the extent the Lease Indenture Trustee is then entitled to do so hereunder and under the Facility Lease proceed (to the extent it has not already done so) to exercise one or more of the remedies with respect to the

Property Interest set forth in Section 18.1 of the Facility Lease intended to dispossess the Facility Lessee of its leasehold interest in the Undivided Interest; provided that in the event the Lease Indenture Trustee is stayed or
          --------
otherwise prevented by operation of any law from exercising such remedies for a continuous period of 180 days following the commencement of such stay or other prevention, it may (acting on the instruction of the Required Holders), upon the expiration of such 180-day period, exercise any remedy available to it under this Indenture. For the avoidance of doubt, it is expressly understood and agreed that the above-described inability of the Lease Indenture Trustee to exercise any right or remedy under the Facility Lease shall not prevent the Lease Indenture Trustee from exercising any of its other rights, powers and remedies under this Indenture.

     (b) If a Lease Indenture Event of Default referred to in clause (e) or (f) of Section 4.2 shall have occurred, then and in every such case the unpaid principal of all Lessor Notes then outstanding, together with interest accrued but unpaid thereon and all other amounts due thereunder or with respect thereto (but excluding any Make-Whole Premium), shall immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

     (c) If any Lease Indenture Event of Default (other than a Lease Indenture Event of Default referred to in clause (e) or (f) of Section 4.2) shall have occurred and be continuing, then and in every such case the Lease Indenture Trustee (acting on the instruction of the Required Holders) may at any time, subject to Section 4.3, declare the Lessor Notes to be due and payable, whereupon the unpaid principal of all Lessor Notes then outstanding, together with accrued but unpaid interest thereon and other amounts due thereunder or with respect thereto (but excluding any Make-Whole Premium), shall become due and payable upon written notice to the Owner Lessor and Owner Participant.

     (d) Each Holder shall be entitled, at any sale pursuant to Section 18.1 of the Facility Lease, to credit against any purchase price bid at such sale by such Holder all or any part of the unpaid obligations owing to such Holder and secured by the Lien of this Indenture in the amount that would be distributable to such Holder pursuant hereto.

     (e) Notwithstanding anything to the contrary contained herein, if all Lessor Notes are held by the Facility Lessee or an Affiliate of the Facility Lessee, then (i) upon a Lease Indenture Event of Default that is caused by a Lease Default or Lease Event of Default, the remedies hereunder may be exercised only with the written consent of the Owner Lessor and (ii) only the Owner Lessor may exercise any or all of the remedies under the Facility Lease with respect to any such Lease Default or Lease Event of Default.

     (f) In addition to all other remedies provided for herein if a Lease Indenture Event of Default shall have occurred and be continuing, the Lease Indenture Trustee shall have the right, subject to Section 4.3 and the second sentence of Section 4.4(a) hereof, to exercise any STATUTORY POWER OF SALE and sell the Indenture Estate or any part of the Indenture Estate at public sale or sales, in order to pay the Lessor Secured Obligations, and all impositions, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorney's fees, if incurred. The Owner Lessor assents to the passage of a decree for the sale of the Indenture Estate upon the occurrence of a Lease Indenture Event of Default, by any court having jurisdiction, and to the Owner Lessor authorizes and empowers the Lease Indenture Trustee, upon the occurrence of a Lease Indenture Event of Default, to sell the Owner Lessor's interest in the Indenture Estate, in accordance with the Maryland Rules of Procedure or any other applicable law. The Indenture Estate or any interest therein may be sold upon such terms and in as many parcels as the person conducting the sale may, in its sole discretion, elect. No readvertisement of any sale shall be required if the sale is adjourned by announcement, at the time and place set therefor, on the date and at the time and place to which the same is to be adjourned. If, after a sale by the Indenture Trustee under the provisions of this Indenture, a deficiency exists in the net proceeds of such sale, the Indenture Trustee shall be entitled to a deficiency judgment or a decree for such deficiency which shall bear interest at the Overdue Rate.

     (g) Anything herein to the contrary notwithstanding, in the case of a Lease Indenture Event of Default as a consequence of a Lease Event of Default under Section 17(a) of the Facility Lease with respect to the Equity Portion of Periodic Rent only, the Lease Indenture Trustee shall not, so long as no other Lease Indenture Event of Default shall have occurred and be continuing, be entitled to exercise remedies under this Indenture for a period of 180 days unless the Owner Lessor or the Owner Participant consents to the declaration of a Lease Event of Default by the Lease Indenture Trustee.

     (h) Any provisions of the Facility Lease or this Indenture to the contrary notwithstanding, if the Facility Lessee shall fail to pay any Excepted Payment to any Person entitled thereto as and when due, such Person shall have the right at all times, to the exclusion of the Lease Indenture Trustee, to demand, collect, sue for, enforce performance of obligations relating to, or otherwise obtain all amounts due in respect of such Excepted Payment.

     (i) If the Lease Indenture Trustee elects to proceed under the Maryland Uniform Commercial Code to dispose of any of the property comprising the Indenture Estate, the Lease Indenture Trustee shall give the Owner Lessor notice by certified mail, postage prepaid, return receipt requested, of the time and place of any public sale of any of such property or of the time after which any private sale or other intended disposition thereof is to be made by sending notice to the Owner Lessor at least five (5) days before the time of the sale or other disposition, which provisions for notice Owner Lessor and the Lease Indenture Trustee agree are reasonable; provided, however, that nothing herein
                                        --------  -------
shall preclude the Lease Indenture Trustee from proceeding as to all the of the property comprising the Indenture Estate in accordance with the rights and remedies of a mortgagee in respect of the real property, as provided in Section 9-501(4) of the Commercial Law Article of the Annotated Code of Maryland, as amended from time to time.

     Section 4.5    Taking Possession of Indenture Estate

     (a) Subject to the rights of the Owner Lessor and the Owner Participant under Section 4.3 hereof, and unless, the Owner Participant or the Owner Lessor shall have purchased the Lessor Notes pursuant to Section 2.10 hereof, if a Lease Indenture Event of Default shall have occurred and be continuing and the Lessor Notes shall have been accelerated (and any such acceleration has not been rescinded) pursuant to Section 4.4(b) or 4.4(c) hereof, at the request of the Required Holders, the Owner Lessor shall promptly execute and deliver or cause to be delivered to the Lease Indenture Trustee and the Holders such instruments and other documents as the Required Holders may deem necessary or advisable to enable the Lease Indenture Trustee at such time or times and place or places as the Lease Indenture Trustee (acting on the instruction of the Required Holders) may specify, to obtain possession of all or any part of the Indenture Estate to which the Holders shall at the time be entitled hereunder. If the Owner Lessor shall for any reason fail to execute and deliver or cause to be delivered such instruments and documents after such request by the Lease Indenture Trustee, the Lease Indenture Trustee (acting on the instruction of the Required Holders) may (i) obtain a judgment conferring on the Lease Indenture Trustee the right to immediate possession and requiring the Owner Lessor to execute and deliver or cause to be delivered such instruments and documents to the Lease Indenture Trustee and the Owner Lessor hereby specifically consents to the entry of such judgment to the fullest extent it may lawfully do so, and (ii) to the extent permitted by law, pursue all or part of such Indenture Estate, as applicable, wherever it may be found, subject to
Section XI of the Participation Agreement and Section 4.2 of the Facility Lease, if applicable. All expenses (including those of the Lease Indenture Trustee) of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

     (b) Upon every such taking of possession in connection with a Lease Event of Default, the Lease Indenture Trustee (acting on the instruction of the Required Holders) may, from time to time at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate as the Required Holders may deem proper. In each such case, the Lease Indenture Trustee (acting on the instructions of the Required Holders) or its designee shall have the right to maintain, use, operate, store, lease, control or manage the Indenture Estate and to carry on the business and to exercise all rights and powers of the Owner Lessor relating to the Indenture Estate, as the Required Holders shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Indenture Estate or any part thereof as the Required Holders may determine; and the Lease Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including
Rent), revenues, issues, income, products and profits constituting part of the Indenture Estate and every part thereof, except Excepted Payments, without prejudice, however, to the right of the Lease Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Lease Indenture Trustee hereunder. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of use, operation, storage, subleasing, control, management or disposition of the Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Lease Indenture Trustee may be required or may elect (acting on the instruction of the Required Holders) to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Lessor), and all other payments which the Lease Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as reasonable compensation for the services of the Lease Indenture Trustee, and of all Persons properly engaged and employed by the Lease Indenture Trustee.

     Section 4.6    Remedies Cumulative

     Except as provided herein, each and every right, power and remedy given to the Lease Indenture Trustee on behalf of the Holders or any of them specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lease Indenture Trustee (acting on the instruction of the Required Holders), and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lease Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Lessor or the Facility Lessee or to be an acquiescence therein.

     Section 4.7    Discontinuance of Proceedings

     In case the Lease Indenture Trustee (acting on the instruction of the Required Holders) shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Holders, then and in every such case the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Facility Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Indenture Estate, as the case may be, and all rights, remedies and powers of the Lease Indenture Trustee shall continue in effect as if no such proceedings had been instituted.

     Section 4.8    Waiver of Past Defaults

     Upon the instruction of the Required Holders (or all Holders, in the case of a waiver that requires the consent of each Holder pursuant to Section 6.1(b)), the Lease Indenture Trustee shall waive any past default hereunder and its consequences and upon any such waiver such default shall cease to exist and any Lease Indenture Event of Default (as well as any Lease Event of Default giving rise to such Lease Indenture Event of Default) or Lease Indenture Default (as well as any Lease Default giving rise to such Lease Indenture Default) arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 4.9    Waiver of Stay, Extension, Moratorium Laws; Equity of
Redemption

     To the maximum extent permitted by law, the Owner Lessor shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, that may affect observance or performance of the provisions of this Indenture; nor claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Indenture Estate or any portion thereof prior to any sale or sales thereof that may be made under or by virtue of
Section 4.2 or 4.3 hereof; and the Owner Lessor, to the extent that it lawfully may, hereby waives all benefit or advantage of any such law or laws. The Owner Lessor for itself and all who may claim under it, hereby waives, to the maximum extent permitted by applicable law, any and all rights and equities of redemption from sale under the power of sale created hereunder or from sale under any order or decree of foreclosure of this Indenture and (if a Lease Indenture Default shall have occurred) all notice or notices of seizure, and all right to have the Indenture Estate marshalled upon any foreclosure hereof. The Indenture Trustee shall not be obligated to pursue or exhaust its rights or remedies as against any other part of the Indenture Estate and the Owner Lessor hereby waives any right or claim of right to have the Indenture Trustee proceed in any particular order.

     Section 4.10 No Action Contrary to the Facility Lessee's Rights Under the Facility Lease.

     Notwithstanding any other provision of any Operative Document, so long as the Facility Lease shall not have been declared (or deemed to have been declared) in default, the Lease Indenture Trustee shall not take or cause to be taken any action contrary to the right of the Facility Lessee under the Facility Lease, including its rights, as between the Facility Lessee and the Owner Lessor, the Owner Participant and any Person claiming by or through the Owner Lessor or Owner Participant, to quiet use and possession of the Undivided Interest under the Facility Lease.

SECTION 5. DISCLAIMER OF REPRESENTATIONS; NO SEGREGATION OF MONEYS; FURTHER ASSURANCES; CERTAIN RIGHTS

     Section 5.1    No Representations or Warranties as to the Property Interest

     NONE OF THE OWNER LESSOR, THE OWNER MANAGER, THE TRUST COMPANY OR THE OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, WORKMANSHIP, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE PROPERTY INTEREST OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, INCLUDING ANY ENVIRONMENTAL LIABILITY, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE PROPERTY INTEREST OR ANY PART THEREOF WHATSOEVER, except that the Owner Lessor warrants that on the Closing Date it shall have received such rights and interests that were conveyed to it with respect to the Property Interest pursuant to the Facility Deed, the Bill of Sale and the Facility Site Lease subject to the rights of the parties to this Indenture and to Permitted Liens and Permitted Encumbrances, and the Trust Company warrants that on the Closing Date the Property Interest shall be free and clear of Owner Lessor Liens attributable to the Trust Company. None of the Owner Manager or the Trust Company makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Lessor LLC Agreement or the Lessor Notes or as to the correctness of any statement contained in any such document, except for the representations and warranties of the Owner Lessor, the Owner Manager or the Trust Company in its individual capacity made under this Indenture or in the Participation Agreement.

     Section 5.2    No Segregation of Moneys; No Interest

     Any moneys paid to or retained by the Lease Indenture Trustee pursuant to any provision hereof and not then required to be distributed to any Holder, the Facility Lessee or the Owner Lessor or the Owner Participant as provided in
Section 3 hereof need not be segregated in any manner except to the extent provided herein or as otherwise required by Requirements of Law, and may, except as aforesaid, be deposited under such general conditions as may be prescribed by Requirements of Law, and the Lease Indenture Trustee shall not (except as otherwise provided in Section 3.7 hereof) be liable for any interest thereon or any losses resulting from the investment thereof.

     Section 5.3    Further Assurances; Financing Statements

     At any time and from time to time, upon the request of any Holder (through the Lease Indenture Trustee) or the Owner Participant, the Owner Lessor shall, at the expense of the Owner Lessor, promptly and duly execute and deliver any and all such further instruments and documents presented to it in execution form as may be specified in such request and as are necessary or desirable to perfect, preserve or protect the mortgage, first priority security interests and assignments created or intended to be created hereby, or to obtain for the Lease Indenture Trustee and the Holders the full benefit of the specific rights and powers herein granted, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the mortgage, security interests or assignments created or intended to be created hereby.

     Section 5.4    Certain Rights of Owner Lessor and Owner Participant

     (a) Notwithstanding any other provisions of this Indenture other than Sections 4.4(e) and 5.4(b) hereof, including the Granting Clause, the following rights (the "Section 5.4 Rights") shall be exercisable by the Owner Lessor or
             ------------------
the Lease Indenture Trustee (acting on the instruction of the Required Holders):

          (i) at all times the Owner Lessor shall have the right, together with or independently of the Lease Indenture Trustee, (A) to receive from the Facility Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which the Facility Lessee is permitted or required to give or furnish to the

     Owner Lessor pursuant to any Operative Document, (B) to exercise inspection rights granted to the Owner Lessor pursuant to Section 12 of the Facility Lease, (C) to exercise, to the extent necessary to enable it to exercise its rights under Section 4.3 hereof, the rights of the Owner Lessor under
     Section 21 of the Facility Lease, (D) to request from the Facility Lessee such further documents or assurances, or request that the Facility Lessee take such further actions in respect of such party's interests, as shall be required to be delivered or taken by the Facility Lessee pursuant to
     Section 5.6 or 16.14 of the Participation Agreement, and (E) to give notice of a Lease Default or a Lease Event of Default pursuant to Section 18 of the Facility Lease; provided, however, that the rights excepted and reserved by this Section 5.4(a)(i) shall not be deemed to include the exercise of any remedies provided for in Section 18.1 of the Facility Lease, except that the Owner Lessor and the Owner Participant may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee of the applicable covenants and terms of Excepted Payments or to recover damages for the breach thereof but not proceed to terminate the Facility Lease;

          (ii) so long as the Lessor Notes have not been accelerated pursuant to Section 4.3 hereof and the Lease Indenture Trustee shall not have commenced the exercise of remedies to dispossess the Facility Lessee of the Undivided Interest under this Indenture, the Owner Lessor shall have the right, together with the Lease Indenture Trustee and to the extent permitted by the Operative Documents and Requirements of Law, to seek specific performance of the covenants of the Facility Lessee under the Operative Documents relating to the protection, insurance, maintenance, possession, use and return of the Property Interest; and

          (iii) so long as the Lessor Notes have not been accelerated pursuant to Section 4.3 hereof (or, if accelerated, such acceleration has theretofore been rescinded) and the Lease Indenture Trustee shall not have commenced the exercise of remedies to dispossess the Facility Lessee of the Undivided Interest under this Indenture, neither the Owner Lessor nor the Lease Indenture Trustee shall have any right, without the prior consent of the other (A) to amend, supplement, modify or waive any return condition in
     Section 5 of the Facility Lease, or (B) to exercise any rights with respect to the Facility Lessee's use and operation, modification or maintenance of the Property Interest which the Facility Lease specifically confers on the Owner Lessor, or (C) to exercise the Owner Lessor's right under Section 23.4(b) of the Facility Lease to withhold or grant its consent to an assignment by the Facility Lessee of its rights under the Facility Lease.

     (b) Notwithstanding the foregoing provisions of this Section 5.4 but subject to Section 4 hereof, the Lease Indenture Trustee (acting on the instructions of the Required Holders) shall at all times have the right, to the exclusion of the Owner Lessor and the Owner Participant, to declare the Facility Lease in default and to exercise the remedies set forth in Section 18.1 of the Facility Lease and in Section 4.4 and 4.5 hereof. Notwithstanding anything herein or in any other Operative Document to the contrary, so long as the Facility Lessee or any Affiliate of the Facility Lessee is a Holder or Owner Lessor, neither the Facility Lessee nor any such Affiliate, in its capacity as Holder or Owner Lessor, shall have any rights to approve, consent to, vote on or ratify any action, inaction or determination taken or made or to be taken or made hereunder;

provided, however, that this sentence shall not apply to the Facility Lessee or
--------  -------
any such Affiliate with respect to those matters set forth in Section 6.1 hereof requiring the consent of all Holders.

     (c)  Notwithstanding any other provision of this Indenture:

          (1) The Owner Lessor shall at all times, to the exclusion of the Lease Indenture Trustee, retain all rights (i) to demand and receive payment of, and to commence an action for payment of, Excepted Payments, but the Owner Lessor shall have no remedy or right with respect to any such payment against the Indenture Estate nor any right to collect any such payment by the exercise of any of the remedies under Section 18 of the Facility Lease; (ii) except in connection with the exercise of remedies pursuant to the Facility Lease, to exercise the Owner Lessor's rights relating to the Appraisal Procedure and to confer and agree with the Facility Lessee on Fair Market Rental Value, or any Renewal Lease Term;
     (iii) retain all rights with respect to insurance that Section 11 of the Facility Lease specifically confers upon the Owner Lessor and to waive any failure by the Facility Lessee to maintain the insurance required by
     Section 11 of the Facility Lease before or after the fact so long as the insurance maintained by the Facility Lessee still constitutes Prudent Industry Practice; and (iv) retain all rights to adjust Periodic Lease Rent and Termination Value as provided in Section 3.4 of the Facility Lease,
     Section 13 of the Participation Agreement or the Tax Indemnity Agreement; provided, however, that after giving effect to any such adjustment (x) the amount of Periodic Lease Rent payable on each Rent Payment Date shall be at least equal to the aggregate amount of all principal and accrued interest payable on such Rent Payment Date on all Lessor Notes then outstanding and
     (y) Termination Value shall in no event be less (when added to all other amounts required to be paid by the Facility Lessee in respect of any early termination of the Facility Lease) than an amount sufficient, as of the date of payment, to pay in full the principal of, and interest on all Lessor Notes outstanding on and as of such date of payment;

          (2)  So long as the Lessor Notes have not been accelerated pursuant to
     Section 4.4 hereof (or, if accelerated, such acceleration has theretofore been rescinded) or the Lease Indenture Trustee shall not have exercised any of its rights pursuant to Section 4 hereof to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Owner Lessor shall retain the right to the exclusion of the Lease Indenture Trustee to exercise the rights of the Owner Lessor under the provisions of Section 10 (other than Section 10.2 and Section
     10.4 thereof), 13, 14 and 15 of the Facility Lease; provided, however, that
                                                         --------  -------
     if a Lease Indenture Event of Default shall have occurred and be continuing, subject to Section 4.3, the Owner Lessor shall cease to retain such rights upon notice from the Lease Indenture Trustee (acting on the instruction of the Required Holders) stating that such rights shall no longer be retained by the Owner Lessor.

SECTION 6.  SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND OTHER DOCUMENTS

     Section 6.1    Supplements and Amendments to this Indenture and the Other
Documents:

     (a)  Without Consent of Holders or Required Holders. Subject to the
          ----------------------------------------------
provisions of the Participation Agreement, at any time and from time to time, the Owner Lessor (but only on the written request of the Owner Participant) and the Lease Indenture Trustee may enter into any indenture or indentures supplemental hereto or execute any amendment, modification, supplement, waiver or consent with respect to any other Operative Document, without the consent of the Holders or the Required Holders for one or more of the following purposes:

          (i) to correct, confirm or amplify the description of any property at any time subject to the Lien on the Indenture Estate or to convey, transfer, assign, mortgage or pledge any property or assets to the Lease Indenture Trustee as security for the Lessor Notes;

          (ii) to evidence the succession of another corporation as Owner Manager or the appointment of a co-manager in accordance with the terms of the Lessor LLC Agreement;

          (iii) to add to the covenants of the Owner Lessor for the benefit of the Holders of all or any series of Lessor Notes (and if such covenants are to be for the benefit of less than all series of Lessor Notes, stating that such covenants are expressly being included solely for the benefit of such series) such further covenants, restrictions, conditions or provisions as the Owner Lessor and the Lease Indenture Trustee shall consider to be for the protection of the Holders of any series, and to make the occurrence, or the occurrence and continuance, of a default in complying with any such additional covenant, restriction, condition or provision a Lease Indenture Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; in respect of any such additional covenant, restriction, condition or provision, such supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such a Lease Indenture Event of Default or may limit the remedies available to the Lease Indenture Trustee upon such a Lease Indenture Event of Default or may limit the right of the Required Holders to waive such a Lease Indenture Event of Default;

          (iv) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplement which may be defective or inconsistent with any other provision contained herein or in any supplement, or to add or modify such other provisions or agreements herein or in any other Operative Documents, in each case as the Owner Lessor may deem necessary or desirable, with respect to matters or questions arising under this Indenture; provided that no such action shall, in the reasonable
                           --------
     judgment of the Lease Indenture Trustee, materially adversely affect the interests of the Holders of the Lessor Notes of any series;

          (v) to provide for any evidence of the creation and issuance of any Subsequent Lessor Notes of any series pursuant to, and subject to the conditions of, Section 2.13 and to establish the form and terms of such Subsequent Lessor Notes;

          (vi)   to effect an assumption of the Lessor Notes, as permitted by
     Section 2.12; provided that the supplemental indenture entered into to
                   --------
     effect such assumption shall contain all of the covenants applicable to the Facility Lessee contained in the Facility Lease and the Participation Agreement for the benefit of the Lease Indenture Trustee or the Holders, such that the Facility Lessee's obligations contained therein, to the extent they are applicable, will continue to be in full force and effect in the event the Facility Lease is terminated;

          (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Lease Indenture Trustee with respect to the Lessor Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, all as provided in Section 7.15;

          (viii) to grant or confer upon the Lease Indenture Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred upon the Lease Indenture Trustee and which are not contrary to or inconsistent with this Indenture; and

          (ix) subject to Section 6.1(b) with respect to the provisions of the Indenture Estate Documents referred to therein, to effect any other amendment, modification, supplement, waiver or consent with respect to any Indenture Estate Document; provided that no such action shall, in the
                                --------
     judgment of the Lease Indenture Trustee, materially and adversely affect the interests of the Holders of any of the Lessor Notes of any series; provided, however, that no such amendment, modification, supplement, waiver
     --------  -------
     or consent contemplated by this Section 6.1(a) shall, without the consent of the Required Holders, modify the provisions of Sections 5.4, 5.12, 6.1, 6.2, 6.3, 6.4, 6.7 or 6.8 of the Participation Agreement or Sections 20.1, 23.4(b), 23.4(c) or 23.4(d) of the Facility Lease (other than any amendment, modification, supplement, waiver or consent having no adverse effect on the interests of the Holders).

The Lease Indenture Trustee is hereby authorized to join with the Owner Lessor in the execution of any such supplement, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder, but the Lease Indenture Trustee shall not be obligated to enter into any such supplement which affects the Lease Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

     (b)  Instructions of Required Holders; Limitations.  Subject to the
          ---------------------------------------------
provisions of the Participation Agreement, at any time and from time to time,
(i) the Owner Lessor (but only on the written request of the Owner Participant) and the Lease Indenture Trustee (but only if so directed by the Required Holders to the extent that the same is not expressly permitted by Section 6.1(a)), may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Indenture as specified in such request, (ii) the Owner Lessor (but only on the written request of the Owner Participant) and, except with respect to Excepted Payments, the Lease Indenture Trustee (but only if so directed by the Required Holders to the extent that the same is not expressly permitted by Section 6.1(a)), may enter into such written amendment of or supplement to any Indenture Estate Document as may be specified in such request and (iii) the Owner Lessor shall not revoke or otherwise terminate the Lessor LLC Agreement or, if such amendment or supplement would impair the rights of the Lease Indenture Trustee or any Holder, amend or supplement the Lessor LLC Agreement; provided, however, that,
                                                      --------  -------
without the consent of each Holder, except with respect to Excepted Payments, no such amendment of or supplement to any Indenture Estate Document, and no waiver or modification of the terms of any thereof, shall, except to the extent pertaining to the Excepted Payments, (1) modify the definition of the term "Required Holders" or reduce the percentage of Holders required to take or
 ----------------
approve any action hereunder, (2) change the amount or the time of payment of any amount owing or payable under any Lessor Note or change the rate or manner of calculation of interest payable with respect to any Lessor Note, (3) alter or modify the provisions of Section 3 hereof with respect to the manner of payment or the order of priorities in which distribution thereunder shall be made as between the Holders and the Owner Lessor or the Owner Participant, (4) reduce the amount (except as to any amount as shall be sufficient to pay the aggregate principal of, make-whole premium, if any, and interest on, all outstanding Lessor Notes) or extend the time of payment of Periodic Lease Rent or Termination Value except as expressly provided in the Facility Lease, or, except in connection with Section 6.1(a)(vi), change any of the circumstances under which Periodic Lease Rent or Termination Value is payable, (5) except in connection with Section 6.1(a)(vi) or as expressly provided in Section 23.4 of the Facility Lease, allow for the assignment of the Facility Lease if, in connection therewith, the Facility Lessee will be released from its obligation to pay Periodic Lease Rent and Termination Value, (6) except in connection with
Section 6.1(a)(vi), release the Facility Lessee from its obligation to pay Periodic Lease Rent or Termination Value or change the absolute and unconditional character of such obligations as set forth in Section 9 of the Facility Lease or (7) deprive the Lease Indenture Trustee of the Lien on a material portion of the Indenture Estate or permit the creation of any Lien on a material portion of the Indenture Estate ranking equally or prior to the Lien of the Lease Indenture Trustee, except for permitted liens.

     Section 6.2    Documents Furnished to Holders

     Promptly after the execution by the Owner Lessor or the Lease Indenture Trustee of any document entered into pursuant to Section 6.1, the Lease Indenture Trustee shall furnish a copy thereof to the Holders but the failure of the Lease Indenture Trustee to deliver such conformed copy, or the failure of the Holders to receive such conformed copies, shall not impair or affect the validity of such document.

     Section 6.3    Lease Indenture Trustee Protected

     Notwithstanding anything to the contrary contained herein, if, in the opinion of the Lease Indenture Trustee, any document required to be executed by it pursuant to Section 6.1 adversely affects any right, duty, immunity or indemnity of or in favor of the Lease Indenture Trustee under any Indenture Estate Document or under any other Operative Document, the Lease Indenture Trustee may in its discretion decline to execute such document unless the Person or Persons requesting any related action shall provide an indemnity that is reasonably satisfactory to the Lease Indenture Trustee.

SECTION 7.  MISCELLANEOUS

     Section 7.1    Termination of Indenture

     Upon payment in full of the principal of and interest on, and all other amounts payable to the Holders hereunder, under all Lessor Notes and under the Operative Documents, the Lease Indenture Trustee shall execute and deliver to the Owner Lessor an appropriate instrument releasing the Indenture Estate from the Lien of this Indenture and releasing the Indenture Estate Documents from the assignment and pledge thereof hereunder, and the Lease Indenture Trustee shall execute and deliver such instrument as aforesaid and, at the Owner Lessor's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Owner Lessor to give effect to such release; provided, however, that this Indenture shall earlier terminate and this
--------  -------
Indenture shall be of no further force or effect upon any sale or other final disposition by the Lease Indenture Trustee of all property constituting part of the Indenture Estate and the final distribution by the Lease Indenture Trustee of all moneys or other property or proceeds constituting part of the Indenture Estate in accordance with the terms hereof. Further, upon the purchase or redemption of the Lessor Notes pursuant to Section 2.10 or 2.11 hereof, and receipt by the Lease Indenture Trustee of a certificate from each Holder to the effect that all sums payable to the Holders hereunder and under the Operative Documents, the Lease Indenture Trustee shall execute and deliver to the Owner Lessor an appropriate instrument releasing the Indenture Estate from the Lien of this Indenture and releasing the Indenture Estate Documents from the assignment and pledge hereunder, and the Lease Indenture Trustee shall execute and deliver such instruments as aforesaid. Except as otherwise provided in this Section 7.1, this Indenture and the Lien created by this Indenture shall continue in full force and effect in accordance with the terms hereof. Promptly upon receipt by a Holder of payment in full of the principal of and interest on the Lessor Notes held by it, and all other amounts payable to it hereunder, under the Lessor Notes and under the Operative Documents such Holder shall deliver the appropriate certificate contemplated by the foregoing sentences of this Section
7.1 to be delivered by it.

     Section 7.2    Governing Law; Counterparts

     THIS INDENTURE AND THE LESSOR NOTES SHALL BE IN ALL RESPECTS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF MARYLAND ARE MANDATORILY APPLICABLE UNDER THE LAWS OF THE STATE OF MARYLAND. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Regardless of any provision in any other agreement, for purposes of the Uniform Commercial Code (as in effect from time to time in the

State of New York), the "Securities Intermediary's Jurisdiction" of the Account
                         --------------------------------------
Bank with respect to the Lease Indenture Trustee's Account is the State of New York.

     Section 7.3    No Legal Title to Indenture Estate in Holders

     No Holder shall have legal title to any part of the Indenture Estate except as may result from the exercise of remedies hereunder. No transfer, by operation of law or otherwise, of any Lessor Note or other right, title and interest of any Holder in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

     Section 7.4    Sale of Indenture Estate by Lease Indenture Trustee Is
Binding

     Any sale or other conveyance of the Indenture Estate or any interest therein by the Lease Indenture Trustee made pursuant to the terms of this Indenture shall be effective to transfer or convey all right, title and interest of the Lease Indenture Trustee, the Owner Lessor, the Owner Participant and the Holders in and to the Indenture Estate. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Lease Indenture Trustee.

     Section 7.5 Indenture for Benefit of the Owner Lessor, the Owner Participant, any OP Guarantor, the Facility Lessee and the Holders

     Nothing in this Indenture, whether express or implied, shall be construed to give to any Person, other than the Owner Lessor, the Owner Participant, any OP Guarantor, the Lease Indenture Trustee, the Holders (including, without limitation, any pledgee of the Lessor Notes) and the Facility Lessee (with respect to Sections 5.4 and 6.1), any legal or equitable right, remedy or claim under or in respect of this Indenture.

     Section 7.6    Notices

     All notices, instructions or demands required or permitted by the terms hereof shall be in English and, unless otherwise specifically provided herein, in writing and must be given in the manner hereinafter specified. Any written notice instruction or demand shall be given by United States mail (certified or registered, postage pre-paid, return receipt requested), by hand-delivery (including overnight mail or courier service), or, if followed and confirmed by hand delivery (including overnight mail or courier service) or United States mail, by facsimile. Any notice, instruction or demand delivered by hand (including overnight mail or courier service) shall become effective when delivered. Any notice, instruction or demand delivered by United States mail shall become effective on the date of receipt. Any notice, instruction or demand delivered by facsimile shall become effective on the date such facsimile is sent, as established by evidence of proper receipt of such transmission. Any notice to any party to the Participation Agreement shall be directed to such party at its address or facsimile numbers set forth in the Participation Agreement or to such other address or number as any such party may designate by notice given to the other parties hereto. Any notice to any Holder shall be directed to such Holder at its address or facsimile numbers as set forth in the Note Register. Each Person delivering a notice hereunder shall deliver a copy thereof to the Facility Lessee; provided that no such Person shall have any liability for
                 --------
failing to deliver such copy to the Facility Lessee and all notices otherwise properly delivered pursuant to this Section 7.6 shall be effective against the Owner Lessor regardless of whether the Person delivering such notice delivers a copy thereof to the Facility Lessee.

     Section 7.7    Severability

     Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.8    No Oral Modifications or Continuing Waivers

     No terms or provisions of this Indenture or the Lessor Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Lessor Note shall be effective only in the specific instance and for the specific purpose given.

     Section 7.9    Successors and Assigns

     All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder.

     Section 7.10   Headings

     The headings of the various Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 7.11   Normal Commercial Relations

     Anything contained in this Indenture to the contrary notwithstanding, the Lease Indenture Trustee, any Holder or any of their respective Affiliates may conduct any banking or other financial transactions, and have banking, trustee, custody, administrative support or other commercial relationships, with any Holder, the Facility Lessee, the Owner Lessor, the Owner Participant and any OP Guarantor, fully to the same extent as if this Indenture were not in effect, including, without limitation, the making of loans or other extensions of credit to any Holder, the Facility Lessee, the Owner Lessor, the Owner Participant or such OP Guarantor for any purpose whatsoever, but only if not related to any of the transactions contemplated hereby.

     Section 7.12   Waiver of Setoff

     Each of the Holders hereby irrevocably waives any and all rights of set-off that it may have in connection with this Indenture or the Lessor Notes against the Owner Lessor, the Facility Lessee or any other Person by reason of Requirements of Law or otherwise. The Owner Lessor hereby irrevocably waives any and all rights of set-off that it may have in connection with this Indenture or the Lessor Notes against any Holder, the Facility Lessee (other than as expressly provided in the Facility Lease), the Facility Sublessee or any other Person by reason of Requirements of Law or otherwise.

     Section 7.13   Concerning the Owner Manager

     The Owner Manager is executing this Indenture on behalf of the Owner Lessor solely in its capacity as Owner Manager under the Lessor LLC Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall the Trust Company (or any successor entity acting as Owner Manager under the Lessor LLC Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Owner Lessor or the Owner Manager hereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through, or under such party; provided, however, that the Trust Company (or any
                              --------  -------
such successor Owner Manager) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

     Section 7.14   Required Holders; Etc.

     As used in this Indenture and the Indenture Estate Documents, the term "Required Holders" means Holders holding more than 50% of the principal amount
 ----------------
of Lessor Notes outstanding (disregarding for such computation any Lessor Notes held directly or beneficially by the Facility Lessee, the Owner Lessor, the Owner Participant, any OP Guarantor or any of their respective Affiliates, unless such Person owns all of the Lessor Notes in accordance with the provisions of this Indenture). In the event that any Holder has pledged its interests in any of its Lessor Notes, upon registration in the Note Register, the pledgee will, upon delivery of a written request of such pledgee to the Lease Indenture Trustee and the Owner Lessor, be treated as the Holder of such Lessor Notes for all purposes under this Indenture.

     Section 7.15   The Lease Indenture Trustee

     (a) Each of the Holders hereby designates and appoints State Street Bank and Trust Company of Connecticut, National Association to act as the Lease Indenture Trustee under this Indenture, and each of the Holders hereby acknowledges such appointment and the rights and powers of the Lease Indenture Trustee under this Indenture. The Lease Indenture Trustee may take such actions on its behalf under the provisions of this Indenture and may exercise such powers and perform such duties as are expressly delegated to the Lease Indenture Trustee by the terms of this Indenture or which duties have been instructed or directed in writing, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Indenture, the Lease Indenture Trustee shall not have any duties or responsibilities, except those set forth in this Indenture, and no implied covenants, functions or responsibilities shall be read into this Indenture or otherwise exist against the Lease Indenture Trustee. The Lease Indenture Trustee shall not be responsible or liable for any action taken, suffered or omitted to be taken by it in good faith hereunder, or in connection herewith, or in connection with the Indenture Estate, unless caused by its own gross negligence (ordinary negligence in connection with the receipt and distribution of moneys) or willful misconduct as determined by a court of competent jurisdiction.

     (b) In the administration of its duties hereunder, the Lease Indenture Trustee may perform such duties directly or through agents or attorneys and may consult with counsel, accountants and other relevant experts to be selected with due care and employed by it, and the Lease Indenture Trustee shall not be responsible or liable for any action taken, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other relevant experts (which shall be complete authorization and protection to the Lease Indenture Trustee) and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture and shall not be responsible or liable for any act or omission on the part of any agent or attorney appointed with due care by it hereunder.

     (c) Neither the Lease Indenture Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall (i) be liable for any action lawfully taken, suffered or omitted to be taken by it under or in connection with this Indenture (except for its own gross negligence (ordinary negligence in connection with the receipt and distribution of moneys) or willful misconduct as determined by a court of competent jurisdiction) or
(ii) be responsible or liable in any manner to any of the Holders for any recitals, statements, representations or warranties made by Owner Lessor or any other Person or any representative of any thereof contained in this Indenture or in any certificate, report, statement or other document referred to or provided for in, or received by the Lease Indenture Trustee under or in connection with this Indenture or for the accuracy, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or for any failure of any of the Owner Lessor, the Owner Manager or any OP Guarantor to perform their respective obligations hereunder. The Lease Indenture Trustee shall not be responsible for perfecting or continuing the perfection of any security interest or Lien granted under this Indenture or for filing, re-filing, recording or re-recording any document, instrument or notice in any public office at any time or times. The Lease Indenture Trustee shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, or to inspect the properties, books or records of the Owner Lessor or any other Person.

     (d) The Lease Indenture Trustee shall be entitled to rely conclusively, and shall be fully authorized and protected in so relying, upon any Lessor Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and purported to have been signed, sent or made by the proper Person or Persons. In connection with any request of the Required Holders or making any determinations under this Indenture, the Lease Indenture Trustee shall be fully authorized and protected in so relying on a certificate of any Person, purportedly signed by an Authorized Officer of such Person, setting forth the Lessor

Notes held by such Person as of the date of such certificate, which certificate shall state that the Person signing such certificate is an Authorized Officer of such Person and shall state specifically the provision hereof pursuant to which the Lease Indenture Trustee is being directed to act. The Lease Indenture Trustee shall be entitled to rely conclusively, and shall be fully authorized and protected in so relying on such certificate. In the absence of bad faith on its part (as determined by a court of competent jurisdiction), the Lease Indenture Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, advice or opinions furnished to the Lease Indenture Trustee hereunder and conforming to the respective requirements hereof. The Lease Indenture Trustee shall be fully justified and protected in failing or refusing to take any action under this Indenture (i) if such action would, in the opinion of the Lease Indenture Trustee (upon consultation with counsel), be contrary to Requirements of Law or the terms of this Indenture, (ii) if such action is not specifically provided for in this Indenture, and it shall not have received such advice or concurrence of the Required Holders, (iii) while waiting for advice or instructions requested by the Lease Indenture Trustee from the Holders or (iv) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Indenture, it shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Lease Indenture Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture in accordance with a request of the Required Holders (except to the extent the consent of each Holder is required hereunder, in which case the Lease Indenture Trustee shall be fully protected in acting or refraining from acting in accordance with the direction of all Holders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Holders.

     (e) If, with respect to a proposed action to be taken by it, the Lease Indenture Trustee shall determine in good faith that the provisions of this Indenture relating to the functions or responsibilities or powers of the Lease Indenture Trustee are or may be ambiguous or inconsistent, the Lease Indenture Trustee shall notify the Holders, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and shall not perform such function or responsibility or exercise such power unless it shall have received the written confirmation from each of the Holders that such Holder concurs in the circumstances that the action proposed to be taken by the Lease Indenture Trustee is consistent with the terms of this Indenture or is otherwise appropriate. The Lease Indenture Trustee shall be fully authorized and protected in acting or refraining from acting upon such confirmation received by it from each of the Holders in this respect, and such confirmation shall be binding upon each such Holder and the Lease Indenture Trustee. Each Holder may consult with counsel in determining the appropriateness of the proposed action.

     (f) In the absence of actual knowledge by an Authorized Officer of the Lease Indenture Trustee, the Lease Indenture Trustee shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Lease Default, Lease Event of Default, Lease Indenture Default or Lease Indenture Event of Default unless and until an Authorized Officer of the Lease Indenture Trustee has received an officer's certificate from an Authorized Officer of such Holder stating that such an event has occurred. The Lease Indenture Trustee shall have no obligation whatsoever either prior to or after receiving such certificate to inquire whether any Lease Default, Lease Event of Default, Lease Indenture Default or Lease Indenture Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully authorized and protected in so relying, on any such certificate so furnished to it. No provision of this Indenture shall require the Lease Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. In the event that the Lease Indenture Trustee receives such a certificate regarding the occurrence of any Lease Default, Lease Event of Default, Lease Indenture Default or Lease Indenture Event of Default, the Lease Indenture Trustee shall give notice thereof to the Holders. The Lease Indenture Trustee shall take such action with respect to such Event of Default as so requested by the Required Holders pursuant to this Indenture.

     (g) The Owner Lessor shall pay upon demand to the Lease Indenture Trustee (but only to the extent that the Owner Lessor has received such amounts from the Facility Lessee) the amount of any and all reasonable fees, costs and expenses (including disbursements), including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Lease Indenture Trustee may incur in connection with (i) without duplication of amounts payable in accordance with any fee letter with the Lease Indenture Trustee expressly with respect to the administration of this Indenture, the preparation, execution, delivery and administration of this Indenture (including any amendments hereto), (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Indenture Estate, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights or remedies of the Lease Indenture Trustee or the Holders hereunder or (iv) the failure by the Owner Lessor or any other Person to perform or observe any of the provisions hereof or of any of the Indenture Estate Documents. Each of the Owner Lessor and the Lease Indenture Trustee agrees that the fees set forth in the fee letter relating to the fees of the Lease Indenture Trustee cover the services of the Lease Indenture Trustee enumerated therein assuming that no Lease Default, Lease Event of Default, Lease Indenture Default, Lease Indenture Event of Default or other extraordinary event has occurred. At any time any Lease Default, Lease Event of Default, Lease Indenture Default or Lease Indenture Event of Default has occurred and is continuing, the Lease Indenture Trustee shall be entitled to receive additional fees commensurate with the time spent by the Lease Indenture Trustee in connection with its duties hereunder. The Lease Indenture Trustee shall from time to time determine such fees and send The Facility Lessee and the Owner Lessor notice thereof, and such fees shall be payable upon demand. The Owner Lessor and the Lease Indenture Trustee may from time to time agree in writing to modify the fees payable to the Lease Indenture Trustee and no consent of any other Person shall be required in order to so modify such fees.

     (h) Each of the Holders expressly acknowledges that neither the Lease Indenture Trustee nor any of its officers, directors, employees, agents or attorneys has made any representations or warranties to it and that no act by the Lease Indenture Trustee hereinafter taken, including, without limitation, any review of the Indenture Estate Documents or of the affairs of the Owner Lessor or any other Person, shall be deemed to constitute any representation or warranty by the Lease Indenture Trustee to any Holder. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Lease Indenture Trustee hereunder, the Lease Indenture Trustee shall not have any duty or responsibility to provide any

Holder with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Indenture Estate or any obligor under any Indenture Estate Document which may come into the possession of the Lease Indenture Trustee or any of its officers, directors, employees, agents or attorneys-in-fact.

     (i) Either of the Lease Indenture Trustee or the Account Bank may resign its appointment upon 30 days' notice to the Holders and may be removed at any time with or without cause by the Required Holders, with any such resignation or removal to become effective only upon the acceptance of appointment of a successor Lease Indenture Trustee or Account Bank that (i) has (or is a member of a bank holding company group, the parent company of which has) capital, surplus and undivided profits of at least $100,000,000 and (ii) is experienced in administering sophisticated financing transactions; provided, however, that
                                                       --------  -------
if no successor Lease Indenture Trustee or Account Bank shall have been so appointed within 30 days, the resigning Lease Indenture Trustee or Account Bank may, at the expense of the Owner Lessor, petition any court of competent jurisdiction for the appointment of a new Lease Indenture Trustee or Account Bank. If the Lease Indenture Trustee or the Account Bank shall resign or be removed as Lease Indenture Trustee or Account Bank by the Required Holders then the Required Holders shall (and if no such successor shall have been appointed within 30 days of the Lease Indenture Trustee's or Account Bank's resignation or removal, the Lease Indenture Trustee may) appoint a successor that (i) has (or is a member of a bank holding company group, the parent company of which has) capital, surplus and undivided profits of at least $100,000,000 and (ii) is experienced in administering sophisticated financing transactions, whereupon such successor shall succeed to the rights, powers and duties of the "Lease
                                                                      -----
Indenture Trustee" or "Account Bank", and the term "Lease Indenture Trustee" or
-----------------      ------------                 -----------------------
"Account Bank" shall mean such successor effective upon its acceptance of
 ------------
appointment, and the former Lease Indenture Trustee's or Account Bank's rights, powers and duties as Lease Indenture Trustee or Account Bank shall be terminated, without any other or further act or deed on the part of such former Lease Indenture Trustee or Account Bank (except that the resigning Lease Indenture Trustee or Account Bank shall deliver all Indenture Estate then in its possession to the successor Lease Indenture Trustee or Account Bank) or any of the other Holders. Such former Lease Indenture Trustee or Account Bank shall give notice of its resignation or removal to the Owner Lessor and all Holders. After any retiring Lease Indenture Trustee's or Account Bank's resignation or removal hereunder as Lease Indenture Trustee or Account Bank, the provisions of this Indenture shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Lease Indenture Trustee or Account Bank.

     (j) The Lease Indenture Trustee and each Holder hereby irrevocably designate and appoint State Street Bank and Trust Company of Connecticut, National Association, as the Account Bank under this Indenture. The Account Bank hereby agrees to act as "securities intermediary" (within the meaning of
                         -----------------------
Section 8-102(a)(14) of the UCC) with respect to the Lease Indenture Trustee's Account. The Owner Lessor hereby acknowledges that the Account Bank shall act as securities intermediary with respect to the Lease Indenture Trustee's Account pursuant to this Indenture. The Account Bank shall not have duties or responsibilities except those expressly set forth in Sections 3.8 and 3.9 of this Indenture. The Lease Indenture Trustee, at the written direction of the Required Holders, may remove and replace the Account Bank pursuant to the terms and conditions of Section 7.15(i) and direct such Account Bank according to the terms of this Indenture.

     (k) Any corporation into which the Lease Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Lease Indenture Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Lease Indenture Trustee, shall be the successor of the Lease Indenture Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.15(i) without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     (l) The Lease Indenture Trustee is hereby authorized and directed to execute and deliver the Short Form Indenture on the date hereof. All of the protective provisions in this Indenture for the benefit of the Lease Indenture Trustee shall apply mutatis mutandis to the Short Form Indenture.

     (m) At any time, for the purpose of meeting any legal requirements of any jurisdiction, the Lease Indenture Trustee shall have power to appoint, and, upon the request of the Holders of at least twenty-five percent (25%) in aggregate principal amount of Lessor Notes then Outstanding, shall appoint, one or more Persons approved by the Lease Indenture Trustee either to act as co-trustee or co-trustees, jointly with the Lease Indenture Trustee, or to act as separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity, such rights, powers, duties, trusts or obligations as the Lease Indenture Trustee may consider necessary or desirable, subject to the remaining provisions of this subsection.

     Every co-trustee or separate trustee shall, to the extent permitted by law but to such extent only, be appointed subject to the following terms, namely:

          (i) The Lessor Notes shall be authenticated and delivered solely by the Lease Indenture Trustee.

          (ii) All rights, immunities, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Lease Indenture Trustee, or by the Lease Indenture Trustee and such co-trustee or co-trustees or separate trustee or separate trustees jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Lease Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees.

          (iii) Any request in writing by the Lease Indenture Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee.

          (iv) Any co-trustee or separate trustee may, to the extent permitted by law, delegate to the Lease Indenture Trustee the exercise of any right, immunity, power, trust, duty or obligation, discretionary or otherwise.

          (v) The Lease Indenture Trustee at any time, by any instrument in writing, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section. Upon the request of the Lease Indenture Trustee, the Owner Lessor shall join with the Lease Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.

          (vi) No trustee hereunder shall be personally liable by reason of any act or omission or any other trustee hereunder, nor will the act or omission of any trustee hereunder be imputed to any other trustee.

          (vii) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Lease Indenture Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

          (viii) Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Lease Indenture Trustee.

     Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it shall be vested with such rights, immunities, trusts, powers, duties or obligations as shall be specified in the instrument of appointment jointly with the Lease Indenture Trustee (except insofar as applicable law makes it necessary for any such co-trustee or separate trustee to act alone) subject to all the terms hereof. Every such acceptance shall be filed with the Lease Indenture Trustee. To the extent permitted by law, any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Lease Indenture Trustee its or his attorney-in-fact and agent, with full power and authority to perform all acts and things and to exercise all discretion on its or his behalf and in its or his name.

     In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all rights, immunities, trusts, powers, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Lease Indenture Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the manner herein provided.

     Section 7.16   Maximum Secured Obligations

     The maximum principal amount of the Lessor Notes initially secured hereby is equal to the aggregate principal amount of the Initial Lessor Notes specified in Schedule I hereto, plus interest and Make-Whole Premium (if any), plus any disbursements for taxes and insurance on the Facility, plus interest thereon, and any other sums advanced in accordance with the terms hereof or any of the other Operative Documents to protect the security of this Indenture.

     Section 7.17   Execution by Owner Lessor

     The Owner Lessor executes this instrument as a debtor under the Maryland Uniform Commercial Code, it being intended that this Indenture shall constitute and be a security agreement and financing statement under the laws of the State of Maryland.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed on the day and year first above written.

                              DICKERSON OL1 LLC, as Owner Lessor

                              By: Wilmington Trust Company, not in its
                              individual capacity but solely as the Owner
                              Manager under the Lessor LLC Agreement

                              By: /s/ W. Chris Sponenberg
                                  ----------------------------------------------
                              Name: W. Chris Sponenberg
                                    --------------------------------------------
                              Title: Assistant Vice President
                                     -------------------------------------------


                              STATE STREET BANK AND TRUST
                              COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION, as Lease Indenture Trustee,

                              By: /s/ Nicole Poole
                                  ----------------------------------------------
                              Name: Nicole Poole
                                    --------------------------------------------
                              Title: Assistant Secretary
                                     -------------------------------------------


                              STATE STREET BANK AND TRUST
                              COMPANY OF CONNECTICUT, NATIONAL
                              ASSOCIATION, as Account Bank

                              By: /s/ Nicole Poole
                                  ----------------------------------------------
                              Name: Nicole Poole
                                    --------------------------------------------
                              Title: Assistant Secretary
                                     -------------------------------------------

     STATE OF NEW YORK, COUNTY OF NEW YORK, to wit:

     I HEREBY CERTIFY, that on this 19th day of December, 2000, before me, the undersigned Notary Public of the State of New York, personally appeared W. Chris Sponenberg, of Wilmington Trust Company, a Delaware banking corporation, known to me (or satisfactorily proved) to be the person who executed the foregoing Indenture of Trust, Mortgage and Security Agreement and acknowledged that he/she, as Assistant Vice President of such corporation, executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              Heather Graziano             (SEAL)
                              ----------------------------
                              Notary Public

                              My Commission Expires:

     STATE OF NEW YORK, COUNTY OF NEW YORK, to wit:

     I HEREBY CERTIFY, that on this 19th day of December, 2000, before me, the undersigned Notary Public of the State of New York, personally appeared
Nicole Poole, of State Street Bank and Trust Company of Connecticut, National Association, a national baking association, known to me (or satisfactorily proved) to be the person who executed the foregoing Indenture of Trust, Mortgage and Security Agreement and acknowledged that he/she, as Assistant Secretary of such corporation, executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              Heather Graziano (SEAL)
                              ----------------
                              Notary Public

                              My Commission Expires

     STATE OF NEW YORK, COUNTY OF NEW YORK, to wit:

     I HEREBY CERTIFY, that on this 19th day of December, 2000, before me, the undersigned Notary Public of the State of New York, personally appeared Nicole Poole, of State Street Bank and Trust Company of Connecticut, National Association, a national banking association, known to me (or satisfactorily proved) to be the person who executed the foregoing Indenture of Trust, Mortgage and Security Agreement and acknowledged that he/she, as Assistant Secretary of such corporation, executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       Heather Graziano          (SEAL)
                                       -------------------------
                                       Notary Public

                                       My Commission Expires
                                       Oct. 10, 2007

                            MARYLAND CERTIFICATION

     This is to certify that the foregoing instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of the Appeals of the State of Maryland.

                                       /s/ Petrina M.E. Chavis
                                       -----------------------------------------
                                       Petrina M.E. Chavis, Attorney at Law

                                 CERTIFICATION
                                 -------------



     I hereby certify that this document was prepared by or under the supervision of an attorney admitted to practice before the Court of Appeals of the State of Maryland.



_______________                         ____________________________________
Date

                                                            Annex A to Indenture

                                 DEFINED TERMS

     Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each notice and other communication delivered from time to time in connection with this Indenture.

     "Account Bank" shall mean State Street Bank and Trust Company of
      ------------
Connecticut, National Association, in its capacity as Account Bank hereunder, together with its successors and assigns in such capacity.

     "Additional Lessor Notes" shall have the meaning assigned to such term in
      -----------------------
Section 2.13 hereof.

     "Assumption Agreement" shall have the meaning assigned to such term in
      --------------------
Section 2.12 hereof.

     "Assumption Documents" shall have the meaning assigned to such term in
      --------------------
Section 2.12(a).

     "Assumption Event" shall mean the election by the Facility Lessee to assume
      ----------------
the Lessor Notes pursuant to Section 10.2(b) or Section 13.4 of the Facility Lease.

     "Holder" shall mean a holder of a Lessor Note.
      ------

     "Indenture Estate" shall have the meaning assigned to such term in the
      ----------------
granting clause.

     "Indenture Estate Documents" shall have the meaning assigned to such term
      --------------------------
in the Granting Clause.

     "Interest Payment Date" shall have the meaning assigned to such term in
      ---------------------
Section 2.4(b) hereof.

     "Lease Default" shall mean a Lease Event of Default or any condition,
      -------------
occurrence or event which, with notice or lapse of time or both, would constitute a Lease Event of Default.

     "Lease Indenture Default" shall mean a Lease Indenture Event of Default or
      -----------------------
any condition, occurrence or event which, with notice or lapse of time or both, would constitute a Lease Indenture Event of Default.

     "Lease Indenture Event of Default" shall have the meaning assigned to such
      --------------------------------
term in Section 4.2 hereof.

     "Lease Indenture Trustee's Account" shall have the meaning assigned to such
      ---------------------------------
term in Section 3.8(a) hereof.

     "Lease Indenture Trustee Account Collateral" shall have the meaning
      ------------------------------------------
assigned to such term in Section 3.8(c) hereof.

     "Lessor Note" shall mean each Initial Lessor Note and each Subsequent
      -----------
Lessor Note.

     "Lessor Secured Obligations" shall have the meaning assigned to such term
      --------------------------
in the Granting Clause.

     "Make-Whole Premium" shall mean, with respect to any Lessor Note subject to
      ------------------
redemption pursuant to Section 2.11 of this Indenture, an amount equal to the Discounted Present Value calculated for such Lessor Note being so redeemed less the unpaid principal amount plus accrued interest of such Lessor Note; provided
                                                                       --------
that the Make Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of the principal amount of any Lessor
                 ------------------------
Note subject to redemption pursuant to this Indenture shall be equal to the discounted present value, as of the date of redemption, of all principal and interest payments scheduled to become due in respect of such Lessor Note after the date of such redemption, calculated using a discount rate equal to the sum of (i) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note and trading in the secondary market at the price closest to par plus (ii) 0.50%; provided, however,
                                                              --------  -------
that if there is no U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for the two U.S. Treasury securities having average lives most closely corresponding to the remaining life of such Lessor Note and trading in the secondary market at the price closest to par.

     "New Lessor Notes" shall have the meaning assigned to such term in Section
      ----------------
2.13 hereof.

     "Note Register" shall have the meaning assigned to such term in Section 2.8
      -------------
hereof.

     "Owner Lessor" shall have the meaning assigned to such term in the
      ------------
Recitals.

     "Payment Date" shall have the meaning assigned to such term in Section
      ------------
2.4(b) hereof.

     "Participation Agreement" shall have the meaning assigned to such term in
      -----------------------
the Section 1 hereof.

     "Property Interest" shall have the meaning assigned to such term in the
      -----------------
Granting Clause.

     "Registrar" shall have the meaning assigned to such term in Section 2.8
      ---------
hereof.

     "Required Holders" shall have the meaning assigned to such term in Section
      ----------------
7.14 hereof.

     "Section 5.4 Rights" shall have the meaning assigned to such term in
      ------------------
Section 5.4 hereof.

     "Subsequent Lessor Note" shall have the meaning assigned to such term in
      ----------------------
Section 2.13 hereof.

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

     "Tax Event" shall mean any event or transaction treated, for Federal income
      ---------
tax purposes, as a taxable sale or exchange of the Lessor Notes.

     "Undivided Interest Percentage" shall mean ___%.
      -----------------------------

                                       3